Exhibit 4.2
BANC OF AMERICA SECURITIES AUTO TRUST 2006-G1
Class A-1 5.34895% Auto Loan Asset Backed Notes
Class A-2 5.30% Auto Loan Asset Backed Notes
Class A-3 5.18% Auto Loan Asset Backed Notes
Class A-4 5.17% Auto Loan Asset Backed Notes
Class B 5.34% Auto Loan Asset Backed Notes
Class C 5.51% Auto Loan Asset Backed Notes

INDENTURE
Dated as of November 14, 2006

U.S. BANK NATIONAL ASSOCIATION, as the Indenture Trustee

CROSS REFERENCE TABLE1

TIA		Indenture
Section		Section

310	(a) (1)	6.11
	(a) (2)	6.11
	(a) (3)	6.10; 6.11
	(a) (4)	N.A.[2]
	(a) (5)	6.11
	(b)	6.8; 6.11
	(c)	N.A.
311	(a)	6.12
	(b)	6.12
	(c)	N.A.
312	(a)	7.1
	(b)	7.2
	(c)	7.2
313	(a)	7.3
	(b) (1)	7.3
	(b) (2)	7.3
	(c)	7.3
	(d)	7.3
314	(a)	3.9
	(b)	11.16, 3.6
	(c) (1)	11.1
	(c) (2)	11.1
	(c) (3)	11.1
	(d)	11.1
	(e)	11.1
	(f)	N.A.
315	(a)	6.1(b)
	(b)	6.5
	(c)	6.1(a)
	(d)	6.1(c)
	(e)	5.13
316	(a) (1) (A)	5.11
	(a) (1) (B)	5.12
	(a) (2)	N.A.
	(b)	5.7
	(c)	5.6(b)
317	(a) (1)	5.3(b)
	(a) (2)	5.3(d)
	(b)	3.3
318	(a)	11.7

[1]	Note: This Cross Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

[2]	N.A. means Not Applicable.
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		Page
SECTION 11.19	Intent	62
SECTION 11.20	Submission to Jurisdiction; Waiver of Jury Trial	62
SECTION 11.21	Subordination of Claims	62
SECTION 11.22	Limitation of Liability of Owner Trustee	63
SECTION 11.23	Regulation AB	63
SCHEDULE I	Perfection Representations, Warranties and Covenants

EXHIBIT A	Form of Notes

EXHIBIT B	Form of Seller Certification

EXHIBIT C	Form of Indenture Trustee Certification

EXHIBIT D	Servicing Criteria

EXHIBIT E-1	Additional Form 10-D Information

EXHIBIT E-2	Additional Form 10-K Information

EXHIBIT E-3	Form 8-K Information

EXHIBIT F	Form of Additional Disclosure Notification

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     This INDENTURE, dated as of November 14, 2006 (as amended, modified or supplemented from time to time, this “Indenture”), is between BANC OF AMERICA SECURITIES AUTO TRUST 2006-G1, a Delaware statutory trust (the “Issuer”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, solely as trustee and not in its individual capacity (the “Indenture Trustee”).
     Each party agrees as follows for the benefit of the other party and the equal and ratable benefit of the Holders of the Issuer’s Class A-1 5.34895% Auto Loan Asset Backed Notes (the “Class A-1 Notes”), Class A-2 5.30% Auto Loan Asset Backed Notes (the “Class A-2 Notes”), Class A-3 5.18% Auto Loan Asset Backed Notes (the “Class A-3 Notes”), the Class A-4 5.17% Auto Loan Asset Backed Notes (the “Class A-4 Notes”; together with the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes, the “Class A Notes”), and then for the equal and ratable benefit of the Holders of the Issuer’s Class B 5.34% Auto Loan Asset Backed Notes (the “Class B Notes”) and then for the equal and ratable benefit of the Holders of the Issuer’s Class C 5.51% Auto Loan Asset Backed Notes (the “Class C Notes”; and together with the Class A Notes and the Class B Notes, the “Notes”).
GRANTING CLAUSE
     The Issuer, to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Notes, equally and ratably without prejudice, priority or distinction except as set forth herein, to secure the obligations of the Issuer to the Noteholders and to secure compliance with the provisions of this Indenture, hereby Grants in trust to the Indenture Trustee on the Closing Date, as trustee for the benefit of the Noteholders, all of the Issuer’s right, title and interest, whether now owned or hereafter acquired, in and to (i) the Trust Estate and (ii) all present and future claims, demands, causes and choses in action in respect of any or all of the Trust Estate and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the Trust Estate, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments, securities, financial assets and other property which at any time constitute all or part of or are included in the proceeds of any of the Trust Estate (collectively, the “Collateral”).
     The Indenture Trustee, on behalf of the Noteholders, acknowledges the foregoing Grant, accepts the trusts under this Indenture and agrees to perform its duties required in this Indenture in accordance with the provisions of this Indenture.
     The foregoing Grant is made in trust to secure (i) the payment of principal of and interest on, and any other amounts owing in respect of, the Notes, equally and ratably without prejudice, priority or distinction except as set forth herein and (ii) to secure compliance with the provisions of this Indenture, all as provided in this Indenture.
     Without limiting the foregoing Grant and Section 3.18 herein, any Receivable purchased by the Seller pursuant to Section 2.3 of the Sale Agreement, by BANA pursuant to Section 3.3 of the Purchase Agreement, by CARI pursuant to Section 6.2 of the CARI Purchase Agreement, by
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the Master Servicer pursuant to Section 3.8 of the Master Servicing Agreement or by the Receivables Servicer pursuant to Section 3.8 of the Receivables Servicing Agreement shall be deemed to be automatically released from the lien of this Indenture without any action being taken by the Indenture Trustee upon payment by the Seller, BANA, CARI, the Master Servicer or the Receivables Servicer, as applicable of the related Repurchase Price for such Repurchased Receivable.
ARTICLE I
DEFINITIONS AND INCORPORATION BY REFERENCE
     SECTION 1.1 Definitions. Capitalized terms are used in this Indenture as defined in Appendix A to the Sale Agreement dated as of November 14, 2006 (as amended, modified or supplemented from time to time, the “Sale Agreement”), between BAS Securitization LLC, as seller and the Issuer.
     SECTION 1.2 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:
     “Commission” means the Securities and Exchange Commission.
     “indenture securities” means the Notes.
     “indenture security holder” means a Noteholder.
     “indenture to be qualified” means this Indenture.
     “indenture trustee” or “institutional trustee” means the Indenture Trustee.
     “obligor” on the indenture securities means the Issuer and any other obligor on the indenture securities.
     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meaning assigned to them by such definitions.
     SECTION 1.3 Other Interpretive Provisions. All terms defined in this Indenture shall have the defined meanings when used in any certificate or other document delivered pursuant hereto unless otherwise defined therein. For purposes of this Indenture and all such certificates and other documents, unless the context otherwise requires: (a) accounting terms not otherwise defined in this Indenture, and accounting terms partly defined in this Indenture to the extent not defined, shall have the respective meanings given to them under GAAP (provided, that, to the extent that the definitions in this Indenture and GAAP conflict, the definitions in this Indenture shall control); (b) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Indenture as a whole and not to any particular provision of this Indenture; (c) references to any Article, Section, Schedule or Exhibit are references to Articles, Sections,
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Schedules and Exhibits in or to this Indenture and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (d) the term “including” and all variations thereof means “including without limitation”; (e) except as otherwise expressly provided herein, references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (f) references to any Person include that Person’s successors and assigns; and (g) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.
ARTICLE II
THE NOTES
     SECTION 2.1 Form. The Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, Class B Notes and Class C Notes, in each case together with the Indenture Trustee’s certificate of authentication, shall be in substantially the form set forth in Exhibit A hereto, respectively, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing the Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.
     Each Note shall be dated the date of its authentication. The terms of the Notes set forth in Exhibit A hereto are part of the terms of this Indenture.
     SECTION 2.2 Execution, Authentication and Delivery. The Notes shall be executed on behalf of the Issuer by any of its Authorized Officers. The signature of any such Authorized Officer on the Notes may be manual or facsimile.
     Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.
     The Indenture Trustee shall, upon Issuer Order, authenticate and deliver Class A-1 Notes for original issue in an Initial Note Balance of $596,000,000, Class A-2 Notes for original issue in an Initial Note Balance of $484,000,000, Class A-3 Notes for original issue in an Initial Note Balance of $354,000,000, Class A-4 Notes for original issue in an Initial Note Balance of $124,800,000, Class B Notes for the original issue in an Initial Note Balance of $32,600,000 and Class C Notes for original issue in an Initial Note Balance of $24,500,000. The Note Balance of Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, Class B Notes and Class C Notes Outstanding at any time may not exceed such amounts except as provided in Section 2.5.
     Each Note shall be dated the date of its authentication. The Notes shall be issuable as registered Notes in the minimum denomination of $1,000 and in integral multiples of $1,000 in
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excess thereof (except for one Note of each Class which may be issued in a denomination other than an integral multiple of $1,000).
     No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.
     SECTION 2.3 Temporary Notes. Pending the preparation of Definitive Notes, the Issuer may execute, and upon receipt of an Issuer Order, the Indenture Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, of the tenor of the Definitive Notes in lieu of which they are issued and with such variations not inconsistent with the terms of this Indenture as the officers executing such Notes may determine, as evidenced by their execution of such Notes.
     If temporary Notes are issued, the Issuer shall cause Definitive Notes to be prepared without unreasonable delay. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuer to be maintained as provided in Section 3.2, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute and the Indenture Trustee upon Issuer Order shall authenticate and deliver in exchange therefor a like principal amount of Definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.
     SECTION 2.4 Registration of Transfer and Exchange. The Issuer shall cause to be kept a register (the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and the registration of transfers of Notes. The Indenture Trustee shall initially be “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. Upon any resignation of any Note Registrar, the Issuer shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Note Registrar.
     If a Person other than the Indenture Trustee is appointed by the Issuer as Note Registrar, the Issuer shall give the Indenture Trustee prompt written notice of the appointment of such Note Registrar and of the location, and any change in the location, of the Note Register, and the Indenture Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof, and the Indenture Trustee shall have the right to conclusively rely upon a certificate executed on behalf of Note Registrar by a Responsible Officer thereof as to the names and addresses of the Noteholders and the principal amounts and number of such Notes.
     Upon surrender for registration of transfer of any Note at the office or agency of the Issuer to be maintained as provided in Section 3.2, if the requirements of Section 8-401 of the UCC are met, the Issuer shall execute and upon its written request the Indenture Trustee shall authenticate and the Noteholder shall obtain from the Indenture Trustee, in the name of the
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designated transferee or transferees, one or more new Notes, in any authorized denominations, of the same Class and a like aggregate outstanding principal amount.
     At the option of the related Noteholder, Notes may be exchanged for other Notes in any authorized denominations, of the same Class and a like aggregate outstanding principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, if the requirements of Section 8-401 of the UCC are met the Issuer shall execute and, upon Issuer Request, the Indenture Trustee shall authenticate and the related Noteholder shall obtain from the Indenture Trustee, the Notes which the Noteholder making the exchange is entitled to receive.
     All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.
     Every Note presented or surrendered for registration of transfer or exchange shall be (i) duly endorsed by, or be accompanied by a written instrument of transfer in form and substance satisfactory to the Issuer and the Indenture Trustee duly executed by the Noteholder thereof or its attorney-in-fact duly authorized in writing, with such signature guaranteed by an “eligible grantor institution” meeting the requirements of the Note Registrar which requirements include membership or participation in a Securities Transfer Agents Medallion Program (“Stamp”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, Stamp, all in accordance with the Exchange Act and (ii) accompanied by such other documents as the Indenture Trustee may require.
     By acquiring a Note, each purchaser and transferee shall be deemed to represent and warrant that either (a) it is not acquiring and will not hold such Note with the plan assets of a Benefit Plan or any other plan that is subject to any law that is substantially similar to ERISA or Section 4975 of the Code or (b) the acquisition and holding of such Note will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any substantially similar applicable law.
     No service charge shall be made to a Noteholder for any registration of transfer or exchange of Notes, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 2.3 or 9.6 not involving any transfer.
     The preceding provisions of this Section notwithstanding, the Issuer shall not be required to make and the Note Registrar need not register transfers or exchanges of any Notes selected for redemption or of any Note for a period of 15 days preceding the due date for any payment with respect to such Note.
     SECTION 2.5 Mutilated, Destroyed, Lost or Stolen Notes. If (i) any mutilated Note is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Indenture Trustee such security or indemnity as may be required by it to hold the Issuer and the
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Indenture Trustee harmless, then, in the absence of notice to the Issuer, the Note Registrar or the Indenture Trustee that such Note has been acquired by a “protected purchaser” (as contemplated by Article 8 of the UCC), and provided that the requirements of Section 8-405 of the UCC are met, the Issuer shall execute and upon its written request the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note; provided that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven days shall be due and payable, or shall have been called for redemption, instead of issuing a replacement Note, the Issuer may upon delivery of the security or indemnity herein required pay such destroyed, lost or stolen Note when so due or payable or upon the Redemption Date without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a “protected purchaser” (as contemplated by Article 8 of the UCC) of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Indenture Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a “protected purchaser” (as contemplated by Article 8 of the UCC), and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.
     Upon the issuance of any replacement Note under this Section 2.5, the Issuer or the Indenture Trustee may require the payment by the Noteholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee or the Note Registrar) connected therewith.
     Every replacement Note issued pursuant to this Section 2.5 in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.
     The provisions of this Section 2.5 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.
     SECTION 2.6 Persons Deemed Owners. Prior to due presentment for registration of transfer of any Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name any Note is registered (as of the day of determination) as the owner of such Note for the purpose of receiving payments of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Issuer, the Indenture Trustee nor any agent of the Issuer or the Indenture Trustee shall be affected by notice to the contrary.
     SECTION 2.7 Payment of Principal and Interest; Defaulted Interest. (a) Each of the Notes shall accrue interest at its respective Interest Rate, and such interest shall be due and
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payable on each Payment Date as specified therein, subject to Sections 3.1 and 8.2. Any installment of interest or principal, if any, due and payable on any Note which is punctually paid or duly provided for by the Issuer on the applicable Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered on the Record Date, by check mailed first-class, postage prepaid, to such Person’s address as it appears on the Note Register on such Record Date, except that, unless Definitive Notes have been issued pursuant to Section 2.12, with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payment will be made by wire transfer in immediately available funds to the account designated by such nominee and except for the final installment of principal payable with respect to such Note on a Payment Date or on the Final Scheduled Payment Date for such Class (and except for the Redemption Price for any Note called for redemption pursuant to Section 10.1) which shall be payable as provided below. The funds represented by any such checks returned undelivered shall be held in accordance with Section 3.3.
     (b) The principal of each Note shall be payable in installments on each Payment Date as provided in Section 8.2. Notwithstanding the foregoing, the entire unpaid Note Balance and all accrued interest thereon shall be due and payable, if not previously paid, on the earlier of (i) the date on which an Event of Default shall have occurred and be continuing, if the Indenture Trustee or the Holders of a majority of the Note Balance of the Controlling Class, have declared the Notes to be immediately due and payable in the manner provided in Section 5.2 and (ii) with respect to any Class of Notes, on the Final Scheduled Payment Date for that Class. All principal payments on each Class of Notes shall be made pro rata to the Noteholders of such Class entitled thereto. The Indenture Trustee shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Payment Date on which Indenture Trustee expects that the final installment of principal of and interest on such Note will be paid. Such notice shall be transmitted prior to such final Payment Date and shall specify that such final installment will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment. Notices in connection with redemptions of Notes shall be mailed to Noteholders as provided in Section 10.2.
     (c) If the Issuer defaults in a payment of interest on any Class of Notes, the Issuer shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful at the applicable Interest Rate for such Class of Notes), which shall be due and payable on the Payment Date following such default. The Issuer shall pay such defaulted interest to the Persons who are Noteholders on the Record Date for such following Payment Date.
     SECTION 2.8 Cancellation. All Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly cancelled by the Indenture Trustee. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Indenture Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Notes may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy
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as in effect at the time unless the Issuer shall direct by an Issuer Order that they be destroyed or returned to it; provided that such Issuer Order is timely and that such Notes have not been previously disposed of by the Indenture Trustee.
     SECTION 2.9 Release of Collateral. Subject to Section 11.1, the Indenture Trustee shall release property from the lien of this Indenture only upon receipt of an Issuer Request accompanied by an Officer’s Certificate, an Opinion of Counsel and Independent Certificates in accordance with TIA §§ 314(c) and 314(d)(1) or an Opinion of Counsel in lieu of such Independent Certificates to the effect that the TIA does not require any such Independent Certificates. If the Commission shall issue an exemptive order under TIA Section 304(d) modifying the Issuer’s obligations under TIA Sections 314(c) and 314(d)(1), subject to Section 11.1 and the terms of the Transaction Documents, the Indenture Trustee shall release property from the lien of this Indenture in accordance with the conditions and procedures set forth in such exemptive order.
     SECTION 2.10 Book-Entry Notes. The Notes, upon original issuance, will be issued in the form of typewritten Notes representing the Book-Entry Notes, to be delivered to the Indenture Trustee, as agent for DTC, the initial Clearing Agency, by, or on behalf of, the Issuer. One fully registered Note shall be issued with respect to each $500 million in principal amount of each Class of Notes and any such lesser amount. Such Notes shall initially be registered on the Note Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Note Owner shall receive a Definitive Note representing such Note Owner’s interest in such Note, except as provided in Section 2.12. Unless and until definitive, fully registered Notes (the “Definitive Notes”) have been issued to Note Owners pursuant to Section 2.12:
     (a) the provisions of this Section shall be in full force and effect;
     (b) the Note Registrar and the Indenture Trustee shall be entitled to deal with the Clearing Agency for all purposes of this Indenture (including the payment of principal of and interest on the Notes and the giving of instructions or directions hereunder) as the sole Noteholders, and shall have no obligation to the Note Owners;
     (c) to the extent that the provisions of this Section conflict with any other provisions of this Indenture, the provisions of this Section shall control;
     (d) the rights of Note Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between or among such Note Owners and the Clearing Agency and/or the Clearing Agency Participants or Persons acting through Clearing Agency Participants. Pursuant to the Depository Agreement, unless and until Definitive Notes are issued pursuant to Section 2.12, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments of principal of and interest on the Notes to such Clearing Agency Participants; and
     (e) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Noteholders evidencing a specified percentage of the Note Balance, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Note Owners and/or Clearing Agency Participants or
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Persons acting through Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes and has delivered such instructions to the Indenture Trustee.
     SECTION 2.11 Notices to Clearing Agency. Whenever a notice or other communication to the Noteholders is required under this Indenture, unless and until Definitive Notes shall have been issued to Note Owners pursuant to Section 2.12, the Indenture Trustee shall give all such notices and communications specified herein to be given to the Noteholders to the Clearing Agency, and shall have no obligation to the Note Owners.
     SECTION 2.12 Definitive Notes. If (a) the Residual Interestholder advises the Indenture Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Notes, and the Residual Interestholder is unable to locate a qualified successor, (b) the Residual Interestholder at its option advises the Indenture Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (c) after the occurrence of an Event of Default, Note Owners representing beneficial interests aggregating at least a majority of the Note Balance, voting together as a single Class, advise the Indenture Trustee through the Clearing Agency or its successor in writing that the continuation of a book entry system through the Clearing Agency or its successor is no longer in the best interests of the Note Owners, then the Clearing Agency shall notify all Note Owners and the Indenture Trustee of the occurrence of any such event and of the availability of Definitive Notes to Note Owners requesting the same. Upon surrender to the Indenture Trustee of the typewritten Note or Notes representing the Book-Entry Notes by the Clearing Agency, accompanied by registration instructions, the Issuer shall execute and the Indenture Trustee shall authenticate the Definitive Notes in accordance with the instructions of the Clearing Agency. None of the Issuer, Note Registrar or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes, the Indenture Trustee shall recognize the Holders of the Definitive Notes as Noteholders.
     The Definitive Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.
     SECTION 2.13 Authenticating Agents. (a) Upon the request of the Issuer, the Indenture Trustee shall, and if the Indenture Trustee so chooses, the Indenture Trustee may appoint one or more Persons (each, an “Authenticating Agent”) with power to act on its behalf and subject to its direction in the authentication of Notes in connection with issuance, transfers and exchanges under Sections 2.2, 2.3, 2.4, 2.5 and 9.6, as fully to all intents and purposes as though each such Authenticating Agent had been expressly authorized by those Sections to authenticate such Notes. For all purposes of this Indenture, the authentication of Notes by an Authenticating Agent pursuant to this Section shall be deemed to be the authentication of Notes “by the Indenture Trustee.” The Indenture Trustee shall be the Authenticating Agent in the absence of any appointment thereof.
     (b) Any corporation into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger,
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consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, without the execution or filing of any further act on the part of the parties hereto or such Authenticating Agent or such successor corporation.
     (c) Any Authenticating Agent may at any time resign by giving written notice of resignation to the Indenture Trustee and the Issuer. The Indenture Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Issuer. Upon receiving such notice of resignation or upon such termination, the Indenture Trustee may appoint a successor Authenticating Agent and shall give written notice of any such appointment to the Issuer.
     (d) The provisions of Section 6.4 shall be applicable to any Authenticating Agent.
     SECTION 2.14 Tax Treatment. The Issuer has entered into this Indenture, and the Notes shall be issued, with the intention that, solely for federal, state and local income and franchise tax purposes, the Notes shall qualify as indebtedness secured by the Collateral. The Issuer, by entering into this Indenture, and each Noteholder, by its acceptance of a Note (and each Note Owner by its acceptance of an interest in the applicable Book-Entry Note), agree to treat the Notes for federal, state and local income and franchise tax purposes as indebtedness.
ARTICLE III
COVENANTS
     SECTION 3.1 Payment of Principal and Interest. The Issuer will duly and punctually pay in accordance with the terms of this Indenture the principal of and interest on the Notes in accordance with the terms of the Notes when due. Without limiting the foregoing and subject to Section 8.2, on each Payment Date the Issuer shall cause to be paid all amounts on deposit in the Collection Account which represent Collections received by the Master Servicer during the preceding Collection Period in accordance with Section 8.4. Amounts properly withheld under the Code by any Person from a payment to any Noteholder of interest and/or principal shall be considered to have been paid by the Issuer to such Noteholder such for all purposes of this Indenture. Interest accrued on the Notes shall be due and payable on each Payment Date. The final interest payment on each Class of Notes is due on the earlier of (a) the Payment Date (including any Redemption Date) on which the principal amount of that Class of Notes is reduced to zero or (b) the applicable Final Scheduled Payment Date for that Class of Notes.
     SECTION 3.2 Maintenance of Office or Agency. The Issuer shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer hereby initially appoints the Indenture Trustee to serve as its agent for the foregoing purposes. The Issuer shall give prompt written notice to the Indenture Trustee of the location, and of any change in the location, of any such office or agency. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such
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surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands.
     SECTION 3.3 Money for Payments To Be Held in Trust. As provided in Sections 8.2 and 5.4, all payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Trust Accounts shall be made on behalf of the Issuer by the Indenture Trustee or by another Paying Agent, and no amounts so withdrawn therefrom for payments on the Notes shall be paid over to the Issuer except as provided in this Section and Section 8.4.
     On the Business Day immediately preceding each Payment Date and Redemption Date, the Issuer shall deposit or cause to be deposited into the Collection Account an aggregate sum sufficient to pay the amounts then becoming due under the Notes and other Persons entitled to payment on each Payment Date, and the Paying Agent shall hold such sum to be held in trust for the benefit of the Persons entitled thereto pursuant to the Transaction Documents and (unless the Paying Agent is the Indenture Trustee) shall promptly notify the Indenture Trustee in writing of its action or failure so to act.
     The Issuer shall cause each Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent, it hereby so agrees to the extent relevant), subject to the provisions of this Section, that such Paying Agent will:
     (i) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as provided in the Transaction Documents;
     (ii) give the Indenture Trustee written notice of any default by the Issuer (or any other obligor upon the Notes) of which it has actual knowledge in the making of any payment required to be made with respect to the Notes;
     (iii) at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;
     (iv) immediately resign as a Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment; and
     (v) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.
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     The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which such sums were held by such Paying Agent; and upon such a payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.
     Subject to applicable laws with respect to the escheat of funds, any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and distributed by the Indenture Trustee to the Issuer on Issuer Request and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Indenture Trustee or such Paying Agent, before being required to make any such repayment, shall at the reasonable expense of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the City of New York, notice that such money remains unclaimed and that, after a date specified therein, which date shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining shall be paid to the Issuer. The Indenture Trustee may also adopt and employ, at the written direction of and at the expense of the Issuer, any other reasonable means of notification of such repayment (including, but not limited to, mailing notice of such repayment to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in monies due and payable but not claimed is determinable from the records of the Indenture Trustee or of any Paying Agent, at the last address of record for each such Noteholder).
     SECTION 3.4 Existence. The Issuer will keep in full effect its existence, rights and franchises as a statutory trust under the laws of the State of Delaware.
     SECTION 3.5 Protection of Collateral. The Issuer intends the security interest Granted pursuant to this Indenture in favor of the Indenture Trustee on behalf of the Noteholders to be prior to all other Liens in respect of the Collateral, and the Issuer shall take all actions necessary to obtain and maintain, for the benefit of the Indenture Trustee on behalf of the Noteholders, a first Lien on and a first priority, perfected security interest in the Collateral. The Issuer shall from time to time execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, all as prepared by the Issuer and delivered to the Indenture Trustee, and shall take such other action necessary or advisable to:
     (a) Grant more effectively all or any portion of the Collateral;
     (b) maintain or preserve the lien and security interest (and the priority thereof) created by this Indenture or carry out more effectively the purposes hereof;
     (c) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture; or
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     (d) enforce, preserve and defend title to the Collateral and the rights of the Indenture Trustee and the Noteholders in the Collateral against the claims of all Persons.
     The Issuer hereby designates the Indenture Trustee as its agent and attorney-in-fact and hereby authorizes the Indenture Trustee to execute and file all financing statements, continuation statements or other instruments required to be executed or filed (if any) pursuant to this Section, provided, however, the Indenture Trustee shall be under no obligation to monitor when any such financing statements, continuation statements or any other instrument shall be required to be filed pursuant to this Section. Notwithstanding any statement to the contrary contained herein or in any other Transaction Document, the Issuer shall not be required to notify any insurer with respect to any Insurance Policy about any aspect of the transactions contemplated by the Transaction Documents.
     SECTION 3.6 Opinions as to Collateral. (a) On the Closing Date, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel either stating (i) that, in the opinion of such counsel, such action has been taken with respect to the recording and filing of this Indenture, any indentures supplemental hereto, and any other requisite documents, and with respect to the execution (if necessary) and filing of any financing statements and continuation statements, as are necessary to perfect and make effective the first priority lien and security interest of this Indenture and reciting the details of such action, or (ii) that, in the opinion of such counsel, no such action is necessary to make such lien and security interest effective.
     (b) Within 120 days after the beginning of each calendar year, beginning with April 30, 2007, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the execution (if necessary) and filing of any financing statements and continuation statements as are necessary to maintain the lien and security interest created by this Indenture and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain such lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the lien and security interest of this Indenture until April 30 in the following calendar year.
     SECTION 3.7 Performance of Obligations. (a) The Issuer shall not take any action and shall use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person’s covenants or obligations under any instrument or agreement included in the Trust Estate or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as ordered by any bankruptcy or other court or as expressly provided in this Indenture, the Transaction Documents or such other instrument or agreement.
     (b) The Issuer may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee in an Officer’s Certificate of the Issuer shall be deemed to be action taken by the Issuer.
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Initially, the Issuer has contracted with the Seller and the Owner Trustee to assist the Issuer in performing its duties under this Indenture.
     (c) The Issuer shall punctually perform and observe all of its respective obligations and agreements contained in this Indenture, the other Transaction Documents and the instruments and agreements included in the Collateral, including but not limited to preparing (or causing to prepared) and filing (or causing to be filed) all UCC financing statements and continuation statements required to be filed by the terms of this Indenture and the other Transaction Documents in accordance with and within the time periods provided for herein and therein. Except as otherwise expressly provided therein, the Issuer shall not waive, amend, modify, supplement or terminate any Transaction Document or any provision thereof other than in accordance with the amendment provisions set forth in such Transaction Document.
     SECTION 3.8 Negative Covenants. So long as any Notes are Outstanding, the Issuer shall not:
     (a) engage in any activities other than financing, acquiring, owning, pledging and managing the Receivables and the other Collateral as contemplated by this Indenture and the other Transaction Documents;
     (b) except as expressly permitted by this Indenture or in the other Transaction Documents, sell, transfer, exchange or otherwise dispose of any of the properties or assets of the Issuer;
     (c) sell, transfer, exchange or otherwise dispose of any Defaulted Receivables (other than any Repurchased Receivable or in connection with an Optional Purchase);
     (d) claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts properly withheld from such payments under the Code or applicable state law) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Trust Estate;
     (e) dissolve or liquidate in whole or in part;
     (f) (i) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, (ii) permit any Lien (other than the Liens of this Indenture) to be created on or extend to or otherwise arise upon or burden the assets of the Issuer or any part thereof or any interest therein or the proceeds thereof and (iii) permit the lien of this Indenture not to constitute a valid first priority (other than with respect to any Permitted Lien) security interest in the Collateral (it being understood that (A) either each Receivable constituting part of the Collateral is secured by a first priority validly perfected security interest in the Financed Vehicle in favor of the applicable Originator, as secured party, or all necessary actions with respect to the Receivable have been taken or will be taken to perfect a first priority security interest in the Financed Vehicle in favor of the applicable Originator, as secured party and (B) the Issuer shall not be required to notify any insurer with respect to any
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Insurance Policy obtained by an Obligor about any aspect of the transactions contemplated by the Transaction Documents);
     (g) incur, assume or guarantee any indebtedness other than indebtedness incurred in accordance with the Transaction Documents; or
     (h) merge or consolidate with, or transfer substantially all of its assets to, any other Person.
     SECTION 3.9 Annual Compliance Statement.
     (a) The Issuer shall deliver to the Indenture Trustee and each Rating Agency, within 120 days after the end of each calendar year (commencing with the year ending December 31, 2006), an Officer’s Certificate stating, as to the Responsible Officer signing such Officer’s Certificate, that:
     (i) a review of the activities of the Issuer during such year and of its performance under this Indenture has been made under such Authorized Officer’s supervision; and
     (ii) to the best of such Authorized Officer’s knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Indenture throughout such year, or, if there has been a default in the compliance of any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.
     (b) The Issuer shall:
     (i) file with the Indenture Trustee, within 15 days after the Issuer is required (if at all) to file the same with the Commission, copies of the annual reports and such other information, documents and reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) as the Issuer may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act or such other reports required pursuant to TIA Section 314(a)(1);
     (ii) file with the Indenture Trustee and the Commission in accordance with rules and regulations prescribed from time to time by the Commission such other information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and
     (iii) supply to the Indenture Trustee (and the Indenture Trustee shall transmit by mail to all Noteholders if required by TIA Section 313(c)) such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clauses (i) and (ii) of this Section 3.9(b) as may be required pursuant to rules and regulations prescribed from time to time by the Commission.
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     (c) Unless the Issuer otherwise determines, the fiscal year of the Issuer shall be the same as the fiscal year of the Seller (which shall end on December 31st of each year).
     SECTION 3.10 [Reserved].
     SECTION 3.11 Restrictions on Certain Other Activities. The Issuer shall not: (i) engage in any activities other than financing, acquiring, owning, pledging and managing the Trust Estate and the other Collateral in the manner contemplated by the Transaction Documents and activities incidental thereto; (ii) issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness other than the Notes; (iii) make any loan, advance or credit to, guarantee (directly or indirectly or by an instrument having the effect of assuring another’s payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person; or (iv) make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).
     SECTION 3.12 Restricted Payments. The Issuer shall not, directly or indirectly, (a) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer or to the Master Servicer, (b) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (c) set aside or otherwise segregate any amounts for any such purpose; provided that the Issuer may cause to be made, (i) distributions to the Master Servicer, the Owner Trustee, the Indenture Trustee, the Noteholders and the Residual Interestholders as permitted by, and to the extent funds are available for such purpose under this Indenture, the Sale Agreement, the Master Servicing Agreement or the Trust Agreement. Other than as set forth in the preceding sentence, the Issuer will not, directly or indirectly, make distributions from the Trust Accounts.
     SECTION 3.13 Notice of Events of Default. The Issuer shall promptly deliver to the Indenture Trustee and each Rating Agency written notice in the form of an Officer’s Certificate of any event which with the giving of notice, the lapse of time or both would become an Event of Default, its status and what action the Issuer is taking or proposes to take with respect thereto.
     SECTION 3.14 Further Instruments and Acts. Upon request of the Indenture Trustee, the Issuer shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.
     SECTION 3.15 Compliance with Laws. The Issuer shall comply with the requirements of all applicable laws, the non-compliance with which would, individually or in the aggregate, materially and adversely affect the ability of the Issuer to perform its obligations under the Notes, this Indenture or any other Transaction Document.
     SECTION 3.16 [Reserved].
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     SECTION 3.17 Perfection Representations, Warranties and Covenants. The perfection representations, warranties and covenants attached hereto as Schedule I shall be deemed to be part of this Indenture for all purposes.
     SECTION 3.18 Release of Transferred Assets. If (a) the Seller is required to repurchase a Receivable pursuant to Section 2.3 of the Sale Agreement, (b) BANA is required to repurchase a Receivable pursuant to Section 3.3 of the Purchase Agreement, (c) CARI is required to repurchase a Receivable pursuant to Section 6.2 of the CARI Purchase Agreement, (d) the Master Servicer is required to repurchase a Receivable pursuant to Section 3.8 of the Master Servicing Agreement or (e) the Receivables Servicer is required to repurchase a Receivable pursuant to the Receivables Servicing Agreement, upon payment of the Repurchase Price by the Seller, BANA, CARI, the Master Servicer or the Receivables Servicer, as applicable, the Indenture Trustee shall release and shall execute and deliver such instruments of release, transfer or assignment, in each case without recourse or representation, as may be reasonably requested by the Seller, BANA, CARI, the Master Servicer or the Receivables Servicer, as applicable, to evidence such release, transfer or assignment or more effectively vest in the Seller, BANA, CARI, the Master Servicer or the Receivables Servicer, as applicable, or their respective designee all of the Indenture Trustee’s rights in any Receivable and related Transferred Assets repurchased pursuant to Section 2.3 of the Sale Agreement, Section 3.3 of the Purchase Agreement, Section 6.2 of the CARI Purchase Agreement, Section 3.8 of the Master Servicing Agreement or Section 3.8 of the Receivables Servicing Agreement, as the case may be.
ARTICLE IV
SATISFACTION AND DISCHARGE
     SECTION 4.1 Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect with respect to the Notes except as to (a) rights of registration of transfer and exchange, (b) substitution of mutilated, destroyed, lost or stolen Notes, (c) rights of Noteholders to receive payments of principal thereof and interest thereon, (d) Sections 3.3, 3.4, 3.5, 3.8, 3.11, 3.12, (e) the rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section 6.7 and the obligations of the Indenture Trustee under Section 4.2) and (f) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them, and the Indenture Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, when:
     (a) either (i) all Notes theretofore authenticated and delivered (other than (1) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.5 and (2) Notes for which payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 3.3) have been delivered to the Indenture Trustee for cancellation or (ii) all Notes not theretofore delivered to the Indenture Trustee for cancellation (1) have become due and payable, (2) will become due and payable at the Final Scheduled Payment Date within one year, or (3) are to be called for redemption within one year under arrangements satisfactory to the Indenture Trustee for the giving of notice of redemption by the Indenture Trustee in the name, and at the expense, of the Issuer, and the Issuer, in the case of
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clauses (1), (2) or (3), has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Indenture Trustee for cancellation when due to the Final Scheduled Payment Date or Redemption Date (if Notes shall have been called for redemption pursuant to Section 10.1), as the case may be;
     (b) the Issuer has paid or caused to be paid all other sums payable under the Transaction Documents by the Issuer;
     (c) the Issuer has delivered to the Indenture Trustee an Officer’s Certificate, an Opinion of Counsel and (if required by the TIA or the Indenture Trustee) a certificate from a firm of certified public accountants, each meeting the applicable requirements of Section 11.1(a) and, subject to Section 11.2, and each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.
     SECTION 4.2 Application of Trust Money. All monies deposited with the Indenture Trustee pursuant to Section 4.1 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture. Such monies need not be segregated from other funds except to the extent required herein or by law.
     SECTION 4.3 Repayment of Monies Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all monies then held by any Paying Agent other than the Indenture Trustee under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuer, be paid to the Indenture Trustee to be held and applied according to Section 3.3 and thereupon such Paying Agent shall be released from all further liability with respect to such monies.
ARTICLE V
REMEDIES
     SECTION 5.1 Events of Default. The occurrence and continuation of any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall constitute a default under this Indenture (each, an “Event of Default”):
     (a) default in the payment of any interest on any Note of the Controlling Class when the same becomes due and payable on any Payment Date, and such default shall continue for a period of 35 days;
     (b) default in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable;
     (c) any failure by the Issuer to duly observe or perform in any material respect any of its material covenants or agreements made in this Indenture (other
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than a covenant or agreement, a default in the observance or performance of which is elsewhere in this Section specifically dealt with), which failure materially and adversely affects the interests of the Noteholders, and such failure shall continue unremedied for a period of 90 days after there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee by Noteholders evidencing at least a majority of the Note Balance of the Controlling Class, a written notice specifying such failure and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;
     (d) any representation or warranty of the Issuer made in this Indenture proves to have been incorrect in any material respect when made, which failure materially and adversely affects the rights of the Noteholders, and which failure continues unremedied for 60 days after there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee or by Noteholders evidencing at least a majority of the Note Balance of the Controlling Class, a written notice specifying such failure and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;
     (e) a Bankruptcy Event shall have occurred for the Issuer.
     SECTION 5.2 Acceleration of Maturity; Waiver of Event of Default. Except as set forth in the following sentence, if an Event of Default should occur and be continuing, then and in every such case the Indenture Trustee (at the direction of the majority of the Note Balance of the Controlling Class) or the Noteholders representing not less than a majority of the Note Balance of the Controlling Class shall declare all the Notes to be immediately due and payable, by a notice in writing to the Issuer (and to the Indenture Trustee if given by Noteholders), and upon any such declaration the unpaid Note Balance of such Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable. If an Event of Default specified in Section 5.1(e) occurs, all unpaid principal, together with all accrued and unpaid interest thereon, of all Notes, and all other amounts payable hereunder, shall automatically become due and payable without any declaration or other act on the part of the Indenture Trustee or any Noteholder.
     At any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter provided for in this Article V, the Noteholders representing a majority of the Note Balance of the Controlling Class, by written notice to the Issuer and the Indenture Trustee, may rescind and annul such declaration and its consequences if:
     (a) the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay (i) all payments of principal of and interest on all Notes and all other amounts that would then be due hereunder or upon such Notes if the Event of Default giving rise to such acceleration had not occurred and (ii) all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel; and
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     (b) all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.12.
     No such rescission shall affect any subsequent default or impair any right consequent thereto.
     If the Notes have been declared due and payable or have automatically become due and payable following an Event of Default, the Indenture Trustee may, and at the request of the majority of the Note Balance of the Controlling Class, shall institute Proceedings to collect amounts due, exercise remedies as a secured party (including foreclosure or sale of the Collateral) or elect to maintain the Collateral and continue to apply the proceeds from the Collateral as if there had been no declaration of acceleration. Any sale of the Collateral by the Indenture Trustee will be subject to the terms and conditions of Section 5.4.
     SECTION 5.3 Collection of Indebtedness and Suits for Enforcement by the Indenture Trustee. (a) The Issuer covenants that if (i) default is made in the payment of any interest on any Note of the Controlling Class when the same becomes due and payable, and such default continues for a period of 35 days, or (ii) default is made in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable, the Issuer will, upon demand of the Indenture Trustee in writing as directed by a majority of the Note Balance of the Controlling Class, pay to the Indenture Trustee, for the benefit of the Noteholders, the whole amount then due and payable on such Notes for principal and interest, with interest upon the overdue principal, and, to the extent payment at such rate of interest shall be legally enforceable, upon overdue installments of interest, at the applicable Interest Rate and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel.
     (b) In case the Issuer shall fail forthwith to pay the amounts described in clause (a) above upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or other obligor upon such Notes and collect in the manner provided by law out of the property of the Issuer or other obligor upon such Notes, wherever situated, the monies adjudged or decreed to be payable.
     (c) If an Event of Default occurs and is continuing, the Indenture Trustee may, as more particularly provided in Section 5.4, in its discretion, proceed to protect and enforce its rights and the rights of the Noteholders, by such appropriate Proceedings as the Indenture Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.
     (d) In case there shall be pending, relative to the Issuer or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Collateral, Proceedings
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under the Bankruptcy Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuer or other obligor upon the Notes, or to the creditors or property of the Issuer or such other obligor, the Indenture Trustee, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such Proceedings or otherwise:
     (i) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence, bad faith or willful misconduct) and of the Noteholders allowed in such Proceedings;
     (ii) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of Notes in any election of a trustee, a standby trustee or person performing similar functions in any such Proceedings;
     (iii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders and of the Indenture Trustee on their behalf; and
     (iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee, the Noteholders allowed in any judicial Proceedings relative to the Issuer, its creditors and its property;
and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each Noteholder to make payments to the Indenture Trustee, and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Noteholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of negligence, bad faith or willful misconduct, and any other amounts due the Indenture Trustee under Section 6.7.
     (e) Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any
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Holder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such Proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar person.
     (f) All rights of action and of asserting claims under this Indenture, or under any of the Notes may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or Proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the benefit of the Noteholders, to the extent set forth in Section 5.4(b).
     (g) In any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Noteholders, and it shall not be necessary to make any Noteholder a party to any such Proceedings.
     SECTION 5.4 Remedies; Priorities. (a) If an Event of Default shall have occurred and be continuing, the Indenture Trustee shall, at the request of the majority of the Note Balance of the Controlling Class, do one or more of the following (subject to Sections 5.2):
     (i) institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Issuer and any other obligor upon such Notes monies adjudged due;
     (ii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Collateral;
     (iii) exercise any other remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Noteholders; and
     (iv) subject to Section 5.17, after an acceleration of the maturity of the Notes pursuant to Section 5.2, sell the Collateral or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law;
provided, however, that the Indenture Trustee shall not sell or otherwise liquidate the Collateral following an Event of Default unless (A) the holders of 100% of the Note Balance of the Controlling Class have consented to such liquidation, (B) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and the accrued interest on the Outstanding Notes or (C) the default relates to the failure to pay interest or principal when due (a “Payment Default”) and the Indenture Trustee determines (but shall have no obligation to make such determination) that the Collections on the Receivables will not be sufficient on an ongoing basis to make all payments on the Notes as they would have become due if the Notes had not been declared due and payable; and the Indenture Trustee obtains the consent of the holders of 66-2/3% of the Note
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Balance of the Controlling Class. In determining such sufficiency or insufficiency with respect to clauses (B) and (C) of the preceding sentence, the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose. Notwithstanding anything herein to the contrary, if the Event of Default does not relate to a Payment Default or Bankruptcy Event with respect to the Issuer, the Indenture Trustee may not sell or otherwise liquidate the Trust Estate unless the Holders of all Outstanding Notes consent to such sale or the proceeds of such sale are sufficient to pay in full the principal of and accrued interest on the Outstanding Notes.
     (b) Notwithstanding the provisions of Sections 8.2 or 8.4 of this Indenture, if the Indenture Trustee collects any money or property pursuant to this Article V and the Notes have been accelerated, it shall pay out such money or property (and other amounts, including all amounts held on deposit in the Trust Accounts) held as Collateral for the benefit of the Noteholders (net of liquidation costs associated with the sale of the Trust Estate) in the following order of priority:
     (i) first, to the Master Servicer, the Servicing Fee and all unpaid Servicing Fees with respect to prior periods;
     (ii) second, to the Indenture Trustee and the Owner Trustee, any accrued and unpaid fees (including any unpaid Indenture Trustee fees or Owner Trustee fees with respect to prior periods) and any reasonable expenses (including indemnification amounts) not previously paid; provided that aggregate expenses payable (a) to the Indenture Trustee pursuant to this clause (ii) and Section 8.4(a)(ii) shall be limited to $100,000 per annum in the aggregate and (b) to the Owner Trustee pursuant to this clause (ii) and Section 8.4(a)(ii) shall be limited to $100,000 per annum in the aggregate;
     (iii) third, to the Class A Noteholders, the Accrued Class A Note Interest; provided that if there are not sufficient funds available to pay the entire amount of the Class A Note Interest, the amounts available shall be applied to the payment of such interest on the Class A Notes on a pro rata basis based upon the amount of interest payable to each Class of Class A Notes;
     (iv) fourth, if an Event of Default described in Section 5.1(a), (b) or (e) has occurred, in the following order of priority:
     (a) to the Holders of the Class A-1 Notes in respect of principal thereof until the Class A-1 Notes have been paid in full;
     (b) to the Holders of the Class A-2 Notes, Class A-3 Notes and Class A-4 Notes, in respect of principal thereon, on a pro rata basis (based on the Note Balance of each Class on such Payment Date), until all Classes of the Class A Notes have been paid in full;
     (c) to the Holders of the Class B Notes, the Accrued Class B Note Interest; and
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     (d) to the Holders of the Class B Notes in respect of principal thereon until the Class B Notes have been paid in full;
     (e) to the Holders of the Class C Notes, the Accrued Class C Note Interest; and
     (f) to the Holders of the Class C Notes in respect of principal thereon until the Class C Notes have been paid in full;
     (v) fifth, if an Event of Default described in Section 5.1(c) or (d) has occurred, in the following order of priority:
     (a) to the Holders of the Class B Notes, the Accrued Class B Note Interest;
     (b) to the Holders of the Class C Notes, the Accrued Class C Note Interest;
     (c) to the Holders of the Class A-1 Notes in respect of principal thereof until the Class A-1 Notes have been paid in full;
     (d) to the Holders of the Class A-2 Notes, Class A-3 Notes and Class A-4 Notes, in respect of principal thereon, on a pro rata basis (based on the Note Balance of each Class on such Payment Date), until all Classes of the Class A Notes have been paid in full;
     (e) to the Holders of the Class B Notes in respect of principal thereon until the Class B Notes have been paid in full; and
     (f) to the Holders of the Class C Notes in respect of principal thereon until the Class C Notes have been paid in full;
     (vi) sixth, to the Indenture Trustee, the Owner Trustee and the Master Servicer, any accrued and unpaid fees, reasonable expenses and indemnity payments which have not previously been paid; and
     (vii) seventh, any remaining funds shall be distributed to or at the direction of the Residual Interestholder.
     The Indenture Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section. At least 15 days before such record date, the Issuer shall mail to each Noteholder and the Indenture Trustee a notice that states the record date, the payment date and the amount to be paid.
     Prior to an acceleration of the Notes after an Event of Default, if the Indenture Trustee collects any money or property pursuant to this Article V, such amounts shall be deposited into the Collection Account and distributed in accordance with Sections 8.2 and 8.4 hereof.
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     SECTION 5.5 [Reserved].
     SECTION 5.6 Limitation of Suits. (a) No Holder of any Note shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:
     (i) such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default;
     (ii) the Holders of not less than 25% of the Note Balance of the Controlling Class, have made written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as the Indenture Trustee hereunder;
     (iii) such Holder or Holders have offered to the Indenture Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in complying with such request;
     (iv) the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceedings; and
     (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of a majority of the Note Balance.
No Noteholder or group of Noteholders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Noteholders or to obtain or to seek to obtain priority or preference over any other Noteholders or to enforce any right under this Indenture, except, in each case, to the extent and in the manner herein provided.
     In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Noteholders, each representing less than a majority of the Note Balance of the Controlling Class, the Indenture Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.
     (b) No Noteholder shall have any right to vote except as provided pursuant to this Indenture and the Notes, nor any right in any manner to otherwise control the operation and management of the Issuer. However, in connection with any action as to which Noteholders are entitled to vote or consent under this Indenture and the Notes, the Issuer may set a record date for purposes of determining the identity of Noteholders entitled to vote or consent in accordance with TIA Section 316(c).
     SECTION 5.7 Unconditional Rights of Noteholders To Receive Principal and Interest. Notwithstanding any other provisions in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, on such Note on or after the respective due dates thereof expressed in such Note or in this Indenture (or, in the case of redemption, on or after the Redemption Date) and to institute suit for the
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enforcement of any such payment and such right shall not be impaired without the consent of such Noteholder.
     SECTION 5.8 Restoration of Rights and Remedies. If the Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or to such Noteholder, then and in every such case the Issuer, the Indenture Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.
     SECTION 5.9 Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder or otherwise shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
     SECTION 5.10 Delay or Omission Not a Waiver. No delay or omission of the Indenture Trustee or any Holder of any Note to exercise any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.
     SECTION 5.11 Control by Noteholders. Subject to the provisions of Sections 5.2, 5.4, 5.6, 6.2(d) and 6.2(e), Noteholders holding not less than a majority of the Note Balance of the Controlling Class, shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes or with respect to the exercise of any trust or power conferred on the Indenture Trustee; provided that
     (a) such direction shall not be in conflict with any rule of law or with this Indenture;
     (b) subject to the express terms of the proviso and the last sentence of Section 5.4(a), any direction to the Indenture Trustee to sell or liquidate the Trust Estate shall be by the Holders of Notes representing not less than 100% of the Note Balance unless the proceeds of such sale are sufficient to pay in full the principal of and accrued interest on the Outstanding Notes;
     (c) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction, applicable law and the terms of this Indenture; and
     (d) such direction shall be in writing;
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provided, further, that, subject to Section 6.1, the Indenture Trustee need not take any action that it determines might expose it to personal liability or might materially adversely affect or unduly prejudice the rights of any Noteholders not consenting to such action.
     SECTION 5.12 Waiver of Past Defaults. Prior to the declaration of the acceleration of the maturity of the Notes as provided in Section 5.2, the Holders of Notes of not less than a majority of the Note Balance of the Controlling Class may waive any past Default or Event of Default and its consequences except a Default (a) in payment of principal of or interest on any of the Notes, (b) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of each Noteholder or (c) arising from a Bankruptcy Event with respect to the Issuer. In the case of any such waiver, the Issuer, the Indenture Trustee and the Noteholders shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.
     Upon any such waiver, such Event of Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any prior, subsequent or other Default or Event of Default or impair any right consequent thereto.
     SECTION 5.13 Undertaking for Costs. All parties to this Indenture agree, and each Holder of a Note by such Holder’s acceptance of such Note shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as the Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to (a) any suit instituted by the Indenture Trustee, (b) any suit instituted by any Noteholder, or group of Noteholders, in each case holding in the aggregate more than 10% of the Note Balance or (c) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture (or, in the case of redemption, on or after the Redemption Date).
     SECTION 5.14 Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
     SECTION 5.15 Action on Notes. The Indenture Trustee’s right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this
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Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Trust Estate or upon any of the assets of the Issuer. Any money or property collected by the Indenture Trustee shall be applied in accordance with Section 5.4(b) of this Indenture, if the maturity of the Notes has been accelerated pursuant to Section 5.2 of this Indenture, or Sections 8.2 and 8.4 of this Indenture, if the maturity of the Notes has not been accelerated.
     SECTION 5.16 Performance and Enforcement of Certain Obligations. (a) Promptly following a request from the Indenture Trustee to do so, the Issuer shall take all such lawful action as the Indenture Trustee may request to compel or secure the performance and observance (i) by the Seller of its obligations to the Issuer under or in connection with the Sale Agreement, (ii) by the Master Servicer of the obligations to the Issuer under or in connection with the Master Servicing Agreement, (iii) by the Seller or BANA, as applicable, of each of their obligations under or in connection with the Purchase Agreement or (iv) by CARI of its obligations to the Issuer, if any, under or in connection with the CARI Purchase Agreement in each case, in accordance with the terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer, if any, under or in connection with the Sale Agreement, the Master Servicing Agreement, the Purchase Agreement or the CARI Purchase Agreement, as the case may be, to the extent and in the manner directed by the Indenture Trustee, including the transmission of notices of default on the part of the Seller, the Master Servicer, CARI or BANA thereunder and the institution of legal or administrative actions or Proceedings to compel or secure performance by the Seller of its obligations under the Sale Agreement, the Master Servicer of its obligations under the Master Servicing Agreement, CARI of its obligations under the CARI Purchase Agreement or by the Seller or BANA, as applicable, of each of their obligations under or in connection with the Purchase Agreement.
     (b) If an Event of Default has occurred and is continuing, the Indenture Trustee may, and, at the direction (which direction shall be in writing) of the Holders of a majority of the Note Balance of the Controlling Class shall, exercise all rights, remedies, powers, privileges and claims of the Issuer against the Seller under or in connection with the Sale Agreement, against the Master Servicer under or in connection with the Master Servicing Agreement, against CARI under or in connection with the CARI Purchase Agreement, against the Seller or BANA under or in connection with the Purchase Agreement, including the right or power to take any action to compel or secure performance or observance by the Seller, the Master Servicer, CARI or BANA of each of their obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Sale Agreement, the Master Servicing Agreement, the CARI Purchase Agreement or the Purchase Agreement, as applicable, and any right of the Issuer to take such action shall be suspended.
     SECTION 5.17 Sale of Collateral. If the Indenture Trustee acts to sell the Collateral or any part thereof, pursuant to Section 5.4(a), the Indenture Trustee shall publish a notice in an Authorized Newspaper stating that the Indenture Trustee intends to effect such a sale in a commercially reasonable manner and on commercially reasonable terms, which shall include the solicitation of competitive bids. Following such publication, the Indenture Trustee shall, unless otherwise prohibited by applicable law from any such action, sell the Collateral or any part thereof, in such manner and on such terms as provided above to the highest bidder, provided,
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however, that the Indenture Trustee may from time to time postpone any sale by public announcement made at the time and place of such sale. The Indenture Trustee may obtain a prior determination from a conservator, receiver or trustee in bankruptcy of the Issuer that the terms and manner of any proposed sale are commercially reasonable. The power to effect any sale of any portion of the Collateral pursuant to Section 5.4 and this Section 5.17 shall not be exhausted by any one or more sales as to any portion of the Collateral remaining unsold, but shall continue unimpaired until the entire Collateral shall have been sold or all amounts payable on the Notes shall have been paid.
ARTICLE VI
THE INDENTURE TRUSTEE
     SECTION 6.1 Duties of the Indenture Trustee. (a) If an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and shall use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
     (b) Prior to the occurrence of an Event of Default:
     (i) the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and the other Transaction Documents to which it is a party and no implied covenants or obligations shall be read into this Indenture or the other Transaction Documents against the Indenture Trustee; and
     (ii) in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; provided however, the Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture.
     (c) The Indenture Trustee shall not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
     (i) this paragraph does not limit the effect of paragraph (b) of this Section;
     (ii) the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and
     (iii) the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.11.
     (d) Every provision of this Indenture that in any way relates to the Indenture Trustee is subject to paragraphs (a), (b) and (c).
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     (e) The Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee may agree in writing with the Issuer.
     (f) Money held in trust by the Indenture Trustee need not be segregated from other funds except to the extent required by law or the terms of this Indenture.
     (g) No provision of this Indenture or any other Transaction Document shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or thereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured to it.
     (h) Every provision of this Indenture and each other Transaction Document relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.
     SECTION 6.2 Rights of the Indenture Trustee. (a) The Indenture Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Indenture Trustee need not investigate any fact or matter stated in the document.
     (b) Before the Indenture Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel, as applicable. The Indenture Trustee shall not be liable for any action it takes, suffers or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel.
     (c) The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any co-trustee or separate trustee appointed in accordance with the provisions of Section 6.10, or any other such agent, attorney, custodian or nominee appointed with due care by it hereunder. Such agents may include, without limitation, appraisers, accountants or other third parties in connection with the sale of the Collateral pursuant to Section 5.17 or the sale or liquidation of the Trust Estate pursuant to Section 5.4.
     (d) The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Indenture Trustee’s conduct does not constitute willful misconduct, negligence or bad faith.
     (e) The Indenture Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.
     (f) The Indenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture (except as specified in Section 3.5(d)) or to institute,
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conduct or defend any litigation under this Indenture or in relation to this Indenture or to honor the request or direction of any of the Noteholders pursuant to this Indenture unless such Noteholders shall have offered to the Indenture Trustee reasonable security or indemnity satisfactory to the Indenture Trustee against the reasonable costs, expenses, disbursements, advances and liabilities that might be incurred by it, its agents and its counsel in compliance with such request or direction.
     SECTION 6.3 Individual Rights of the Indenture Trustee. Subject to Section 310 of the TIA, the Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Seller, the Owner Trustee and their respective Affiliates with the same rights it would have if it were not the Indenture Trustee, and the Seller, the Owner Trustee and their respective Affiliates may maintain normal commercial banking and investment banking relationships with the Indenture Trustee and its Affiliates. Any Paying Agent, Note Registrar, co-registrar, co-paying agent, co-trustee or separate trustee may do the same with like rights. However, the Indenture Trustee must comply with Section 6.11.
     SECTION 6.4 The Indenture Trustee’s Disclaimer. The Indenture Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, shall not be accountable for the Issuer’s use of the proceeds from the Notes, and shall not be responsible for any statement of the Issuer in the Indenture or in any document issued in connection with the sale of the Notes, including but not limited to any prospectus, prospectus supplement or other disclosure material prepared and distributed with respect to the issuance of the Notes, or in the Notes, all of which shall be taken as the statements of the Issuer, other than the Indenture Trustee’s certificate of authentication; provided, however, that the Indenture Trustee shall make the representations and warranties, and provide the indemnities, described in Section 11.23 and in the Officer’s Certificate of the Indenture Trustee provided to the Issuer on the Closing Date.
     SECTION 6.5 Notice of Defaults. If a Default occurs and is continuing and if it is either actually known or written notice of the existence thereof has been delivered to a Responsible Officer of the Indenture Trustee, the Indenture Trustee shall mail to each Noteholder and the Rating Agencies notice of the Default within 90 days after such knowledge or notice occurs. Except in the case of a Default in payment of principal of or interest on any Note (including payments pursuant to the mandatory redemption provisions of such Note), the Indenture Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Noteholders. In addition, if a Master Servicer Termination Event or Receivables Servicer Termination Event occurs and is continuing and if it is either actually known or written notice of the existence thereof has been delivered to a Responsible Officer of the Indenture Trustee, the Indenture Trustee shall provide each Rating Agency prior written notice of such Master Servicer Termination Event or Receivables Servicer Termination Event.
     SECTION 6.6 Reports by the Indenture Trustee to Noteholders. The Indenture Trustee, based on information provided to the Indenture Trustee by the Issuer, at the expense of the Issuer, shall deliver to each Noteholder, not later than the latest date permitted by law, such information as may be required by law to enable such Holder to prepare its federal and state income tax returns.
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     SECTION 6.7 Compensation and Indemnity. (a) The Issuer shall cause the payment to be made to U.S. Bank National Association from time to time compensation for all services rendered by U.S. Bank National Association pursuant to the Transaction Documents pursuant to a fee letter between the Seller and U.S. Bank National Association (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee to an express trust).
     (b) The Issuer, except as otherwise expressly provided herein, agrees to reimburse the Indenture Trustee for any expense incurred by the Indenture Trustee in pursuing remedies pursuant to Section 5.4 (including, but not limited to, the reasonable compensation, expenses and disbursements of its agents and counsel and allocable costs of in-house counsel); provided, however, in no event shall the Issuer pay or reimburse the Indenture Trustee or the agents or counsel, including in-house counsel of either, for any expenses, disbursements and advances incurred or made by the Indenture Trustee in connection with any action or inaction on the part of the Indenture Trustee for which a court of competent jurisdiction has found the Indenture Trustee to be grossly negligent.
     (c) The Issuer agrees to indemnify the Indenture Trustee and its officers, directors, employees and agents for, and to hold them harmless against, any loss, liability or expense incurred without gross negligence or bad faith on the part of the Indenture Trustee arising out of, or in connection with, the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim in connection with the exercise or performance of any of its powers or duties hereunder; provided, however, that:
     (i) with respect to any such claim the Indenture Trustee shall have given the Issuer written notice thereof promptly after the Indenture Trustee shall have actual knowledge thereof; provided that failure to notify shall not relieve the parties of their obligations hereunder;
     (ii) while maintaining absolute control over its own defense, the Indenture Trustee shall cooperate and consult fully with the Owner Trustee in preparing such defense; provided that the interests of the Indenture Trustee are not adverse to those of such parties; and
     (iii) the Indenture Trustee, its officers, directors, employees and agents, as a group, shall be entitled to counsel separate from the Issuer; to the extent its interests are not adverse to the interests of the Indenture Trustee, its officers, directors, employees or agents, the Indenture Trustee may agree to be represented by the same counsel as the Issuer.
     (d) The Issuer’s payment obligations to the Indenture Trustee pursuant to this Section shall survive the discharge of this Indenture or the Indenture Trustee’s earlier resignation or removal. When the Indenture Trustee incurs expenses after the occurrence of a Default specified in Section 5.1(d) or 5.1(e) with respect to the Issuer, the expenses are intended to constitute expenses of administration under the Bankruptcy Code or any other applicable federal or state bankruptcy, insolvency or similar law.
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     SECTION 6.8 Removal, Resignation and Replacement of the Indenture Trustee. The Indenture Trustee may resign at any time by so notifying the Issuer, the Master Servicer, the Seller and each Rating Agency. The Holders of a majority of the Note Balance of the Controlling Class may remove the Indenture Trustee without cause by so notifying the Indenture Trustee and the Issuer, and following that removal may appoint a successor to the Indenture Trustee. The Issuer shall remove the Indenture Trustee if:
     (a) the Indenture Trustee fails to comply with Section 6.11;
     (b) a Bankruptcy Event occurs with respect to the Indenture Trustee;
     (c) a receiver or other public officer takes charge of the Indenture Trustee or its property; or
     (d) the Indenture Trustee otherwise becomes incapable of acting.
     If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of the Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuer shall promptly appoint a successor Indenture Trustee.
     A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee, without any further act, deed or conveyance, shall have all the rights, powers and duties of the Indenture Trustee under this Indenture subject to satisfaction of the Rating Agency Condition. The successor Indenture Trustee shall mail a notice of its succession to Noteholders. The retiring Indenture Trustee shall promptly transfer all property held by it as the Indenture Trustee to the successor Indenture Trustee.
     If a successor Indenture Trustee does not take office within 60 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer or the Holders of a majority of the Note Balance of the Controlling Class may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.
     If the Indenture Trustee fails to comply with Section 6.11, any Noteholder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.
     Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Indenture Trustee pursuant to this Section 6.8 and payment of all fees and expenses owed to the outgoing Indenture Trustee.
     Notwithstanding the resignation or removal of the Indenture Trustee pursuant to this Section, the Issuer’s obligations under Section 6.7 shall continue for the benefit of the retiring Indenture Trustee.
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     The Indenture Trustee shall not be liable for the acts or omissions of any successor Indenture Trustee.
     SECTION 6.9 Successor Indenture Trustee by Merger. Subject to Section 6.11, if the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Indenture Trustee, provided, that such corporation or banking association shall be otherwise qualified and eligible under Section 6.11. The Indenture Trustee shall provide each Rating Agency and the Residual Interestholder prior written notice of any such transaction.
     In case at the time such successor or successors by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee.
     SECTION 6.10 Appointment of Co-Indenture Trustee or Separate Indenture Trustee. (a) Notwithstanding any other provisions of this Indenture, at any time, after delivering written notice to the Residual Interestholder for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust Estate may at the time be located, the Indenture Trustee and the Residual Interestholder acting jointly shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust Estate, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Trust Estate, or any part hereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Indenture Trustee and the Residual Interestholder may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 6.8.
     (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:
     (i) all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being intended that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Collateral or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;
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     (ii) no separate trustee or co-trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder, including acts or omissions of predecessor or successor trustees; and
     (iii) the Indenture Trustee and the Residual Interestholder may at any time accept the resignation of or, acting jointly, remove any separate trustee or co-trustee.
     (c) Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee and a copy thereof given to the Residual Interestholder.
     (d) Any separate trustee or co-trustee may at any time constitute the Indenture Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee. Notwithstanding anything to the contrary in this Indenture, the appointment of any separate trustee or co-trustee shall not relieve the Indenture Trustee of its obligations and duties under this Indenture.
     SECTION 6.11 Eligibility; Disqualification. The Indenture Trustee shall at all times satisfy the requirements of TIA § 310(a) and, in addition, shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and shall have a long term debt rating of investment grade or better by each Rating Agency or shall otherwise be acceptable to each Rating Agency. The Indenture Trustee shall also satisfy the requirements of TIA § 310(b). Neither the Issuer nor any Affiliate of the Issuer may serve as Indenture Trustee.
     SECTION 6.12 Preferential Collection of Claims Against the Issuer. The Indenture Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). Any Indenture Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.
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ARTICLE VII
NOTEHOLDERS’ LISTS AND REPORTS
     SECTION 7.1 The Issuer to Furnish the Indenture Trustee Names and Addresses of Noteholders. The Issuer shall furnish or cause to be furnished to the Indenture Trustee (a) not more than five days after each Record Date, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Noteholders as of such Record Date, and (b) at such other times as the Indenture Trustee may request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than ten days prior to the time such list is furnished; provided, however, that so long as (i) the Indenture Trustee is the Note Registrar, or (ii) the Notes are issued as Book-Entry Notes, no such list shall be required to be furnished to the Indenture Trustee.
     SECTION 7.2 Preservation of Information; Communications to Noteholders. (a) The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Noteholders contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.1 and the names and addresses of Noteholders received by the Indenture Trustee in its capacity as the Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in such Section 7.1 upon receipt of a new list so furnished; provided, however, that so long as the Indenture Trustee is the Note Registrar or the Notes are issued as Book-Entry Notes, no such list shall be required to be preserved or maintained.
     (b) The Noteholders may communicate pursuant to TIA § 312(b) with other Noteholders with respect to their rights under this Indenture or under the Notes. Upon receipt by the Indenture Trustee of any request by three or more Noteholders or by one or more Noteholders of Notes evidencing not less than 25% of the Note Balance to receive a copy of the current list of Noteholders (whether or not made pursuant to TIA § 312(b)), the Indenture Trustee shall promptly notify the Seller thereof by providing to the Seller a copy of such request and a copy of the list of Noteholders produced in response thereto.
     (c) The Issuer, the Indenture Trustee and Note Registrar shall have the protection of TIA § 312(c).
     SECTION 7.3 Reports by the Indenture Trustee. If required by TIA § 313(a), within 60 days after each March 31, beginning with March 31, 2007, the Indenture Trustee shall mail to each Noteholder as required by TIA §§ 313(c), a brief report dated as of such date that complies with TIA § 313(a). The Indenture Trustee also shall comply with TIA § 313(b). A copy of each report at the time of its mailing to Noteholders shall be filed by the Indenture Trustee with the Commission and each stock exchange, if any, on which the Notes are listed. The Issuer shall notify the Indenture Trustee if and when the Notes are listed on any stock exchange.
     SECTION 7.4 Statements to Residual Interestholders and Noteholders. (a) On or before each Payment Date, the Indenture Trustee shall, based on the monthly servicer report provided by or at the direction of the Master Servicer pursuant to the Master Servicing Agreement and additional information provided to the Indenture Trustee, provide (or make available on its website) to each Rating Agency, the Issuer, the Residual Interestholders, the Master Servicer,
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each Noteholder of record as of the most recent Record Date, a certificate (the “Indenture Trustee’s Certificate”) setting forth for the related Collection Period and such Payment Date the following information (to the extent applicable):
     (i) the aggregate amount being paid on such Payment Date in respect of interest on and principal of each Class of Notes;
     (ii) the Class A-1 Note Balance, the Class A-2 Note Balance, the Class A-3 Note Balance, the Class A-4 Note Balance, the Class B Note Balance, the Class C Note Balance, the Class A-1 Note Factor, the Class A-2 Note Factor, the Class A-3 Note Factor, the Class A-4 Note Factor, the Class B Note Factor and the Class C Note Factor, in each case after giving effect to payments on such Payment Date;
     (iii) the YSOC Amount for such Payment Date;
     (iv) the First Allocation of Principal, the Second Allocation of Principal and the Regular Allocation of Principal for such Payment Date;
     (v) the Pool Balance and the Pool Factor as of the close of business on the last day of the preceding Collection Period;
     (vi) the amount of the Servicing Fee to be paid to the Master Servicer with respect to the related Collection Period and the amount of any unpaid Servicing Fees and the change in such amount from that of the prior Payment Date;
     (vii) the amounts of the Class A Noteholders’ Interest Carryover Shortfall, the Class B Noteholders’ Interest Carryover Shortfall and the Class C Noteholders’ Interest Carryover Shortfall, if any, on such Payment Date and the change in such amounts from the preceding Payment Date;
     (viii) the aggregate Repurchase Price (or purchase price) with respect to Repurchased Receivables paid by (A) the Master Servicer or the Receivables Servicer, (B) the Seller, (C) BANA or (D) GMAC or CARI with respect to the related Collection Period;
     (ix) the number and aggregate Amount Financed of Receivables that were Delinquent Receivables or Defaulted Receivables as of the end of the Collection Period, and the total losses on the pool of Receivables as of the end of the Collection Period;
     (x) the Aggregate Net Loss for the Collection Period and Cumulative Net Losses as of the end of the Collection Period;
     (xi) the Pool Balance as of the beginning and the end of the Collection Period;
     (xii) the weighted average interest rate and weighted average number of months to maturity of the Receivables as of the beginning and the end of the Collection Period;
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     (xiii) the applicable Record Date, Determination Date and Payment Date for the Collection Period;
     (xiv) the amount in Collections collected by the Master Servicer or the Receivables Servicer, as applicable, during the Collection Period; and
     (xv) the amount of fees, expenses and indemnities to be paid to the Indenture Trustee, the Owner Trustee and the Master Servicer by the issuing entity with respect to the related Payment Date;
Each amount set forth pursuant to clause (i) or (vii) above relating to the Notes shall be expressed as a Dollar amount per $1,000 of the Initial Note Balance of the Notes (or Class thereof). The Indenture Trustee shall not be responsible for verifying or confirming the accuracy of the information provided to it by or at the direction of the Master Servicer.
     (b) The Indenture Trustee may make available via the Indenture Trustee’s internet website all reports or notices required to be provided by the Indenture Trustee under this Section 7.4; provided, however, that the Indenture Trustee shall, if requested by any Rating Agency, deliver any reports or notices under this Section 7.4 in writing to such Rating Agency. Any information that is disseminated in accordance with the provisions of this Section 7.4 shall not be required to be disseminated in any other form or manner. The Indenture Trustee will make no representation or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor. Notwithstanding the foregoing, the Indenture Trustee shall forward to the Rating Agencies either a physical copy or an electronic copy of all reports or notices required to be provided by the Indenture Trustee under this Section 7.4.
     (c) The Indenture Trustee’s internet website shall be initially located at www.usbank.com/abs or at such other address as shall be specified by the Indenture Trustee from time to time in writing to the Noteholders, the Master Servicer, the Issuer or any Paying Agent. In connection with providing access to the Indenture Trustee’s internet website, the Indenture Trustee may require registration and the acceptance of a disclaimer. The Indenture Trustee shall not be liable for the dissemination of information in accordance with this Indenture.
     SECTION 7.5 Periodic Filings.
     (a) The Indenture Trustee shall reasonably cooperate with the Seller to enable the Seller to satisfy its reporting requirements under the Exchange Act with respect to the Issuer and the parties hereto shall reasonably cooperate to enable the Commission’s requirements with respect to the Issuer to be met in the event that the Commission issues additional interpretive guidelines or promulgates rules or regulations, or in the event of any other change of law that would require reporting arrangements or the allocation of responsibilities with respect thereto, as described in this Section 7.5, to be conducted or allocated in a different manner. Without limiting the generality of the foregoing, the Indenture Trustee shall prepare on behalf of the Seller any “Current Reports” (within the meaning of the Exchange Act) on Form 8-K (each, a “Form 8-K”), Distribution Reports on Form 10-D (each, a “Form 10-D”) and Annual Reports on Form 10-K (each, a “Form 10-K”) as required by the Exchange Act and the rules and regulations of the Commission thereunder, the Seller shall sign and the Indenture Trustee shall file (via the
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Commission’s Electronic Data Gathering and Retrieval System (“EDGAR”)) such forms on behalf of the Seller with respect to the Issuer. Notwithstanding the foregoing, the Seller shall prepare, sign and file the Form 8-K in connection with the issuance of the Notes.
     (b) Each Form 10-D shall be prepared and filed in the form as required by the Exchange Act by the Indenture Trustee containing the information set forth in Exhibit E-1 within 15 days after each Payment Date (subject to permitted extensions under the Exchange Act) and shall include a copy of the Indenture Trustee’s Certificate for such Payment Date as an exhibit thereto. Any information in addition to the Indenture Trustee’s Certificate and any other information required by Item 1121 of Regulation AB (“Additional Form 10-D Information”) shall be determined by the party preparing such information as set forth on Exhibit E-1 hereto and the Indenture Trustee shall compile such information pursuant to the following paragraph. The Owner Trustee shall be required to provide such information as provided in Section 11.12 of the Trust Agreement and shall have the benefit of the provisions and protections of the Trust Agreement, including Section 7.1 thereof, with respect to such information. The Indenture Trustee will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Information, except to the extent of its obligations as set forth in the next paragraph. “Indenture Trustee’s Certificate” shall have the meaning set forth in Section 7.4.
     As set forth on Exhibit E-1 hereto, within five (5) calendar days after the related Payment Date, (i) the parties described on Exhibit E-1 shall be required to provide to the Seller and the Indenture Trustee, to the extent known by a Responsible Officer of such parties, in EDGAR compatible format, or in such other form as otherwise agreed upon by the Indenture Trustee and such party, any Additional Form 10-D Information, if applicable, together with an additional disclosure notification in the form of Exhibit F hereto (an “Additional Disclosure Notification”) and (ii) the Seller will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Information. The Issuer will be responsible for all reasonable fees and expenses assessed or incurred by the Indenture Trustee in connection with including any Additional Form 10-D Information on Form 10-D pursuant to this paragraph, including converting any such information to an EDGAR compatible format.
     After preparing the Form 10-D, the Indenture Trustee shall forward electronically a copy of the Form 10-D to the Seller for review, verification and execution by the Seller no later than 4 Business Days prior to the 15th calendar day after the related Payment Date. No later than 2 Business Days prior to the 15th calendar day after the related Payment Date, the Seller shall sign the Form 10-D and return an electronic or fax copy of such signed Form 10-D (with an original executed hard copy to immediately follow) to the Indenture Trustee. If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Indenture Trustee will follow the procedures set forth in Section 7.5(e). Form 10-D requires the registrant to indicate (by checking “yes” or “no”) that it “(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.” The Seller shall notify the Indenture Trustee in writing, no later than the fifth calendar day after the related Payment Date with respect to the filing of a report on Form 10-D, if the answer to either question should be “no.” Promptly (but no later than one Business Day) after filing with the Commission, the Indenture Trustee will make available on its internet website a final executed copy of each Form 10-D. Each party to this Indenture acknowledges that
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the performance by the Indenture Trustee of its duties under this Section 7.5(b) related to the timely preparation, arrangement for execution and filing of Form 10-D is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section 7.5(b). The Indenture Trustee shall have no liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 10-D, where such failure results from the Indenture Trustee’s inability or failure to obtain or receive, on a timely basis, any information from the Seller, the Master Servicer or the Receivables Servicer needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct.
     (c) On or before 90 days after the end of each fiscal year of the Issuer (or such earlier date as may be required by the Exchange Act and the rules and regulations of the Commission) (the “10-K Filing Deadline”) commencing in 2007, the Indenture Trustee shall prepare and file a Form 10-K containing the information set forth in Exhibit E-2, in form as required by applicable law or applicable Commission staff interpretations. Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Indenture Trustee within the applicable time frames set forth in this Indenture: (i)(A) an annual compliance statement for the Master Servicer as described under Section 3.11(a) of the Master Servicing Agreement, and (B) and annual compliance statement of the Receivables Servicer as described under Section 3.11(a) of the Receivables Servicing Agreement, (ii)(A) the assessment of compliance with the Servicing Criteria for the Master Servicer as described under Section 3.11(b) of the Master Servicing Agreement, (B) the assessment of compliance with the Servicing Criteria for the Indenture Trustee as described under Section 11.23(b)(i) of the Indenture, (C) the assessment of compliance with the Servicing Criteria for the Receivables Servicer as described under Section 3.11(a) of the Receivables Servicing Agreement, and (D) if the Master Servicer’s, the Indenture Trustee’s or the Receivables Servicer’s assessment of compliance with the Servicing Criteria identifies any material instance of noncompliance or is not included, disclosure identifying such instance of noncompliance or disclosure that such report is not included and an explanation thereof, as the case may be, (iii)(A) the registered public accounting firm attestation report for the Master Servicer as described under Section 3.12 of the Master Servicing Agreement, (B) the registered public accounting firm attestation report for the Indenture Trustee as described under Section 11.23(b)(ii), (C) the registered public accounting firm attestation report for the Receivables Servicer as described under Section 3.12 of the Receivables Servicing Agreement, and (D) if any registered public accounting firm attestation report of the Master Servicer, the Indenture Trustee and the Receivables Servicer identifies any material instance of noncompliance or is not included, disclosure identifying such instance of noncompliance or disclosure that such report is not included and an explanation thereof, as the case may be, and (iv) a Seller Certification in the form set forth in Exhibit B hereto. Any information in addition to (i) through (iv) above that is required to be included on Form 10-K (“Additional Form 10-K Information”) shall be reported by the party responsible for preparing such information as set forth on Exhibit E-2 hereto and the Indenture Trustee shall compile such information pursuant to the following paragraph. The Owner Trustee shall be required to provide such information as provided in Section 11.12 of the Trust Agreement and shall have the benefit of the provisions and protections of the Trust Agreement, including Section 7.1 thereof, with respect to such information. The Indenture Trustee will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Information, except to the extent of its obligations as set forth in the next paragraph.
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     As set forth on Exhibit E-2 hereto, no later than March 1st of each year that the Issuer is subject to the Exchange Act reporting requirements, commencing in 2007 (i) the parties described in Exhibit E-2 shall be required to provide to the Indenture Trustee and the Seller, to the extent known by a Responsible Officer of such applicable parties, in EDGAR compatible format, or in such other form as otherwise agreed upon by the Indenture Trustee and such party, any Additional Form 10-K Information, if applicable, together with an Additional Disclosure Notification and (ii) the Seller will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Information. The Issuer will be responsible for all reasonable fees and expenses assessed or incurred by the Indenture Trustee in connection with including any Additional Form 10-K Information on Form 10-K pursuant to this paragraph, including converting any such information to an EDGAR compatible format.
     After preparing the Form 10-K, the Indenture Trustee shall forward electronically a copy of the Form 10-K to the Seller for review, verification and execution by the Seller no later than the sixth Business Day prior to the 10-K Filing Deadline. No later than the close of business on the fourth Business Day prior to the 10-K Filing Deadline, a senior officer of the Seller in charge of securitization shall sign the Form 10-K and return an electronic or fax copy of such signed Form 10-K to the Indenture Trustee. If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Indenture Trustee will follow the procedures set forth in Section 7.5(e). Form 10-K requires the registrant to indicate (by checking “yes” or “no”) that it “(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.” The Seller shall notify the Indenture Trustee in writing, no later than March 15 with respect to the filing of a report on Form 10-K, if the answer to either question should be “no.” Promptly (but no later than one Business Day) after filing with the Commission, the Indenture Trustee will make available on its internet website a final executed copy of each Form 10-K. The parties to this Indenture acknowledge that the performance by the Indenture Trustee of its duties under this Section 7.5(c) relating to the timely preparation and filing of Form 10-K is contingent upon the Seller, the Master Servicer and the Receivables Servicer strictly observing all applicable deadlines in the performance of their duties under Section 7.5 of this Indenture, Section 3.11 of the Master Servicing Agreement and Section 3.12 of the Receivables Servicing Agreement. The Indenture Trustee shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 10-K, where such failure results from the Indenture Trustee’s inability or failure to obtain or receive, on a timely basis, any information from the Seller, the Master Servicer or the Receivables Servicer needed to prepare, arrange for execution or file such Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.
     The Form 10-K shall also include a certification in the form attached hereto as Exhibit B (the “Seller Certification”), which shall be signed by a senior officer of the Seller in charge of securitization. The Seller shall deliver the Seller Certification to the Indenture Trustee on or before March 20 of each year, commencing in March 2007.
     For so long as the Issuer is subject to the reporting requirements of the Exchange Act, the Indenture Trustee shall provide to the Seller, on or before March 15th of each year, commencing in March 2007, a certification in the form attached hereto as Exhibit C. In the event the Indenture Trustee is terminated or resigns pursuant to the terms of this Indenture, such Indenture Trustee
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shall provide a certification in the form attached hereto as Exhibit C with respect to the period of time it was subject to this Indenture. In the event that prior to the filing date of the Form 10-K in March of each year, the Indenture Trustee has actual knowledge, without independent investigation or inquiry, of information material to the Indenture Trustee Certification, the Indenture Trustee shall promptly notify the Seller.
     (d) Within four (4) Business Days (or, in the case of any information disclosed pursuant to Item 7.01 of Form 8-K, within the time period required by Regulation FD) after the occurrence of an event requiring disclosure on Form 8-K (each such event, a “Reportable Event”), and also if requested by the Seller, the Indenture Trustee shall prepare and file on behalf of the Seller with respect to the Issuer any Form 8-K, as required by the Exchange Act, provided that the Seller shall file the initial Form 8-K in connection with the issuance of the Notes. Any information related to a Reportable Event or that is otherwise required to be included on Form 8-K other than the initial Form 8-K (such information, “Form 8-K Information”) shall be reported to the Seller and the Indenture Trustee by the parties set forth on Exhibit E-3 hereto and compiled by the Indenture Trustee pursuant to the following paragraph. The Owner Trustee shall be required to provide such information as provided in Section 11.12 of the Trust Agreement and shall have the benefit of the provisions and protections of the Trust Agreement, including Section 7.1 thereof, with respect to such information. The Indenture Trustee will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Information or any Form 8-K, except to the extent of its obligations as set forth in the next paragraph.
     As set forth on Exhibit E-3 hereto, for so long as the Seller is subject to the Exchange Act reporting requirements with respect to the Issuer, no later than 12:00 noon EST on the second Business Day after the occurrence of a Reportable Event (i) the parties described in Exhibit E-3 shall be required to provide to the Seller and the Indenture Trustee, to the extent known by a Responsible Officer of such applicable parties, in EDGAR compatible format, or in such other form as otherwise agreed upon by the Indenture Trustee and such party, any Form 8-K Information, if applicable, together with an Additional Disclosure Notification and (ii) the Seller will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 8-K Information. The Issuer will be responsible for all reasonable fees and expenses assessed or incurred by the Indenture Trustee in connection with including any Form 8-K Information on Form 8-K pursuant to this paragraph, including converting any such information to an EDGAR compatible format.
     After preparing the Form 8-K, the Indenture Trustee shall forward electronically a copy of the Form 8-K to the Seller for review, verification and execution by the Seller. No later than 12:00 noon EST on the third Business Day after the Reportable Event, an officer of the Seller shall sign the Form 8-K and return an electronic or fax copy of such signed Form 8-K (with an original executed hard copy to follow by overnight mail) to the Indenture Trustee. Promptly (but no later than one Business Day) after filing with the Commission, the Indenture Trustee will, make available on its internet website a final executed copy of each Form 8-K prepared and filed by it. If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Indenture Trustee will follow the procedures set forth in Section 7.5(e). The parties hereto acknowledge that the performance by the Indenture Trustee of its duties under this Section 7.5(d) related to the timely preparation and filing of Form 8-K is contingent upon the parties to this Indenture and any other Person obligated to provide Form 8-K Information as set forth on Exhibit E-3 hereto, observing all applicable deadlines in the performance of their duties under
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this Section 7.5(d). The Indenture Trustee shall have no liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 8-K, where such failure results from the Indenture Trustee’s inability or failure to obtain or receive, on a timely basis, any information from any party hereto, the Master Servicer or the Receivables Servicer (other than the Indenture Trustee) needed to prepare, arrange for execution or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct.
     (e) In the event that the Indenture Trustee is unable to timely file with the Commission all or any required portion of any Form 8-K, Form 10-D or Form 10-K required to be filed by this Indenture because required information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Indenture or for any other reason, the Indenture Trustee will immediately notify the Seller. In the case of Form 10-D and Form 10-K, the Seller and Indenture Trustee will cooperate to prepare and file a Form 12b-25 pursuant to Rule 12b-25 of the Exchange Act. In the case of Form 8-K, the Indenture Trustee will, upon receipt of all required Form 8-K Information and upon the approval and at the direction of the Seller, either include such Form 8-K Information in a Form 8-K and file such Form 8-K or include such Form 8-K Information on the next Form 10-D. Within 5 calendar days following the original due date of the Form 10-D, the Indenture Trustee shall prepare and file the related Form 10-D. Within 15 calendar days following the original due date of the Form 10-K, the Indenture Trustee shall prepare and file the related Form 10-K. In the event that any previously filed Form 8-K, Form 10-D or Form 10-K needs to be amended, the party to this Indenture deciding that an amendment to such Form 8-K, Form 10-D or Form 10-K is required will notify the Seller and the Indenture Trustee and such parties will cooperate to prepare any necessary Form 8-K/A, Form 10-D/A or Form 10-K/A. Any Form 12b-25 or any amendment to Form 10-D or Form 10-K shall be signed by a senior officer of the Seller. Any amendment to Form 8-K or any Form 15 (as described in Section 7.5(g)) shall be signed by an officer of the Seller. The Seller acknowledges that the performance by the Indenture Trustee of its duties under this Section 7.5(e) related to the timely preparation and filing of a Form 12b-25 or any amendment to Form 8-K, Form 10-D or Form 10-K is contingent upon the Seller performing its duties under this Section.
     The Indenture Trustee shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file any such Form 12b-25 or any amendments to Form 8-K, Form 10-D or Form 10-K, where such failure results from the Indenture Trustee’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto (other than the Indenture Trustee) needed to prepare, arrange for execution or file such Form 12b-25 or any amendments to Form 8-K, Form 10-D or Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.
     (f) Upon any filing with the Commission, the Indenture Trustee shall promptly deliver or otherwise make available to the Seller a copy of any such executed report, statement or information.
     (g) The obligations set forth in clauses (a) through (f) and (h) of this Section shall only apply with respect to periods for which the Indenture Trustee is obligated to file reports on Form 8-K, Form 10-D or Form 10-K. Unless otherwise instructed by the Seller, on or prior to January 30th of the first year in which the Indenture Trustee is permitted to do so under Section 15(d) of the Exchange Act and other applicable law and regulations, the Indenture Trustee shall prepare (and the Seller shall execute) and file with the Commission a Form 15 Suspension
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Notification with respect to the Issuer, with a copy to the Seller. If at the beginning of any year after the filing of a Form 15 Suspension Notification, the number of Noteholders of record exceeds the number set forth in Section 15(d) of the Exchange Act or the regulations promulgated pursuant thereto which would cause the Issuer to again become subject to the reporting requirements of the Exchange Act, the Indenture Trustee shall recommence preparing and filing reports on Form 8-K, Form 10-D and Form 10-K as required pursuant to this Section and the parties hereto will again have the obligations set forth in clauses (a) through (f), (h) and (i) of this Section until such time as the Indenture Trustee is again able to file with the Commission a Form 15 Suspension Notification with respect to the Issuer.
     (h) The Indenture Trustee shall reasonably cooperate to enable the Commission’s requirements with respect to the Issuer to be met in the event that the Commission issues additional interpretive guidelines or promulgates rules or regulations, or in the event of any other change of law that would require reporting arrangements or the allocation of responsibilities with respect thereto, as described in this Section 7.5, to be conducted or allocated in a different manner.
ARTICLE VIII
ACCOUNTS, DISBURSEMENTS AND RELEASES
     SECTION 8.1 Collection of Money. Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture. The Indenture Trustee shall apply all such money received by it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Trust Estate, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article V.
     SECTION 8.2 Accounts. (a) The Indenture Trustee shall cause to be established:
     (i) For the benefit of the Noteholders, in the name of the Indenture Trustee, an Eligible Account (the “Collection Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders, which Eligible Account shall be established by and maintained with the Indenture Trustee or its designee. No checks shall be issued, printed or honored with respect to the Collection Account.
     (ii) For the benefit of the Noteholders, in the name of the Indenture Trustee, an Eligible Account (the “Principal Distribution Account” and collectively with the Collection Account, the “Trust Accounts”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders, which Eligible Account shall be established by and maintained with the Indenture Trustee or its
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designee. No checks shall be issued, printed or honored with respect to the Principal Distribution Account.
     (b) The Indenture Trustee shall withdraw from the Initial Account all Collections as provided in Section 4.1 of the Master Servicing Agreement and deposit such amounts into the Collection Account.
     (c) On or prior to the third Business Day preceding each Determination Date, the Indenture Trustee shall send a written notice to the Seller stating the amount of investment income received, if any, during the related Collection Period on the Collection Account maintained at the Indenture Trustee.
     (d) Prior to the acceleration of the Notes pursuant to Section 5.2 of this Indenture, on each Payment Date and the Redemption Date, the Indenture Trustee shall distribute all amounts on deposit in the Principal Distribution Account to Noteholders in respect of the Notes to the extent of the funds therein in the following order of priority:
     (i) first, to the Holders of the Class A-1 Notes on a pro rata basis in respect of principal, until the Class A-1 Notes are paid in full;
     (ii) second, to the Holders of the Class-2 Notes on a pro rata basis in respect of principal, until the Class A-2 Notes are paid in full;
     (iii) third, to the Holders of the Class A-3 notes on a pro rata basis in respect of principal until the Class A-3 Notes are paid in full;
     (iv) fourth, to the Holders of the Class A-4 Notes on a pro rata basis in respect of principal until the Class A-4 Notes are paid in full;
     (v) fifth, to the Holders of the Class B Notes on a pro rata basis in respect of principal until the Class B Notes are paid in full; and
     (vi) sixth, to the Holders of the Class C Notes on a pro rata basis in respect of principal until the Class C Notes are paid in full.
     SECTION 8.3 General Provisions Regarding Accounts. (a) Funds on deposit in the Collection Account prior to the Business Day immediately preceding a Payment Date shall be invested by the Indenture Trustee in Eligible Investments selected in writing by the Seller and of which the Seller provides notification (pursuant to standing instructions or otherwise); provided that it is understood and agreed that neither the Indenture Trustee, the Seller nor the Issuer shall be liable for any loss arising from such investment in Eligible Investments. All such Eligible Investments shall be held by or on behalf of the Indenture Trustee as secured party for the benefit of the Noteholders. All investments of funds on deposit in the Collection Account shall mature so that such funds will be available on the Business Day immediately preceding the following Payment Date. No Eligible Investment shall be sold or otherwise disposed of prior to its scheduled maturity unless a default occurs with respect to such Eligible Investment and the Seller directs the Indenture Trustee in writing to dispose of such Eligible Investment. The Principal Distribution Account shall remain uninvested.
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     (b) The Indenture Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Trust Accounts and in all proceeds thereof and all such funds, investments and proceeds shall be part of the Trust Estate. Except as otherwise provided herein, the Trust Accounts shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders. If, at any time, any Trust Account ceases to be an Eligible Account, the Seller shall promptly notify the Indenture Trustee (unless such Trust Account is an account with the Indenture Trustee) in writing and within 10 Business Days (or such longer period as to which each Rating Agency may consent) after becoming aware of the fact, establish a new Trust Account as an Eligible Account and shall direct the Indenture Trustee to transfer any cash and/or any investments to such new Trust Account.
     (c) With respect to the Trust Account Property, the parties hereto agree that:
     (i) any Trust Account Property that consists of uninvested funds shall be held solely in Eligible Accounts and, except as otherwise provided herein, each such Eligible Account shall be subject to the exclusive custody and control of the Indenture Trustee, and, except as otherwise provided in the Transaction Documents, the Indenture Trustee or its designee shall have sole signature authority with respect thereto;
     (ii) any Trust Account Property that constitutes Physical Property shall be delivered to the Indenture Trustee or its designee, in accordance with paragraph (a) of the definition of “Delivery” and shall be held, pending maturity or disposition, solely by the Indenture Trustee or any such designee;
     (iii) any Trust Account Property that is an “uncertificated security” under Article 8 of the UCC and that is not governed by clause (iv) below shall be delivered to the Indenture Trustee or its designee in accordance with paragraph (c) of the definition of “Delivery” and shall be maintained by the Indenture Trustee or such designee, pending maturity or disposition, through continued registration of the Indenture Trustee’s (or its designee’s) ownership of such security on the books of the issuer thereof; and
     (iv) any Trust Account Property that is an uncertificated security that is a “book-entry security” (as such term is defined in Federal Reserve Bank Operating Circular No. 7) held in a securities account at a Federal Reserve Bank and eligible for transfer through the Fedwire® Securities Service operated by the Federal Reserve System pursuant to Federal book-entry regulations shall be delivered in accordance with paragraph (b) of the definition of “Delivery” and shall be maintained by the Indenture Trustee or its designee or a securities intermediary (as such term is defined in Section 8-102(a)(14) of the UCC) acting solely for the Indenture Trustee or such designee, pending maturity or disposition, through continued book-entry registration of such Trust Account Property as described in such paragraph.
     (d) All interest and investment income (net of losses and investment expenses) on funds on deposit in the Collection Account shall constitute Available Collections and shall be distributed in accordance with the provisions of Section 8.4. The Indenture Trustee shall not be directed to make any investment of any funds or to sell any investment held in any of the Trust Accounts unless the security interest Granted and perfected in such account will continue to be
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perfected in such investment or the proceeds of such sale, in either case without any further action by any Person, and, in connection with any direction to the Indenture Trustee to make any such investment or sale, if requested by the Indenture Trustee, the Issuer shall deliver to the Indenture Trustee an Opinion of Counsel, acceptable to the Indenture Trustee, to such effect.
     (e) Subject to Section 6.1(c), the Indenture Trustee shall not in any way be held liable by reason of any insufficiency in the Collection Account resulting from any loss on any Eligible Investment included therein, except for losses attributable to the Indenture Trustee’s failure to make payments on any such Eligible Investments issued by the Indenture Trustee in its commercial capacity as principal obligor and not as trustee, in accordance with their terms.
     (f) If (i) investment directions shall not have been given in writing by the Seller in accordance with Section 8.3(a) for any funds on deposit in the Collection Account to the Indenture Trustee by 11:00 a.m., New York City time (or such other time as may be agreed by the Seller and the Indenture Trustee), on any Business Day or (ii) a Default or Event of Default shall have occurred and is continuing with respect to the Notes but the Notes shall not have been declared due and payable pursuant to Section 5.2 or (iii) if the Notes shall have been declared due and payable following a Default and amounts collected or received from the Trust Estate are being applied in accordance with Section 5.4 as if there had not been such a declaration, then the Indenture Trustee shall, to the fullest extent practicable, invest and reinvest funds in the Collection Account in one or more Eligible Investments in accordance with the standing instructions most recently given by the Seller.
     (g) Except as otherwise provided hereunder or agreed in writing among the parties hereto, the Issuer shall retain the authority to institute, participate and join in any plan of reorganization, readjustment, merger or consolidation with respect to the Issuer of any securities held hereunder, and, in general, to exercise each and every other power or right with respect to each such asset or investment as individuals generally have and enjoy with respect to their own assets and investments, including power to vote upon any securities.
     SECTION 8.4 Distributions. (a) Prior to any acceleration of the Notes pursuant to Section 5.2, on each Payment Date, the Indenture Trustee (based on information contained in the Indenture Trustee’s Certificate delivered on or before such Payment Date pursuant to Section 7.4) shall make the following deposits and distributions, to the extent of Available Collections, on deposit in the Collection Account for such Payment Date, in the following order of priority:
     (i) first, to the Master Servicer, the Servicing Fee and all unpaid Servicing Fees with respect to prior periods;
     (ii) second, to the Indenture Trustee and the Owner Trustee, any accrued and unpaid fees (including unpaid Indenture Trustee fees or Owner Trustee fees with respect to prior periods) and any reasonable expenses (including indemnification amounts) not previously paid by the Issuer; provided, however, that expenses and indemnification amounts payable (a) to the Indenture Trustee pursuant to this clause (ii) and Section 5.4(b)(ii) shall be limited to $100,000 per annum in the aggregate and (b) to the Owner Trustee pursuant to this clause (ii) and Section 5.4(b)(ii) shall be limited to $100,000 per annum in the aggregate;
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     (iii) third, to the Class A Noteholders, the Accrued Class A Note Interest due and accrued for the related Interest Period; provided, that if there are not sufficient funds available to pay the entire amount of the Accrued Class A Note Interest, the amounts available will be applied to the payment of such interest on the Class A Notes on a pro rata basis;
     (iv) fourth, to the Principal Distribution Account for distribution to the Noteholders pursuant to Section 8.2(d), the First Allocation of Principal, if any;
     (v) fifth, to the Class B Noteholders, the Accrued Class B Note Interest due and accrued for the related Interest Period;
     (vi) sixth, to the Principal Distribution Account for distribution to the Noteholders in accordance with Section 8.2(d), the Second Allocation of Principal, if any;
     (vii) seventh, to the Class C Noteholders, the Accrued Class C Note Interest due and accrued for the related Interest Period;
     (viii) eighth, to the Principal Distribution Account for distribution to the Noteholders in accordance with Section 8.2(d), the Regular Allocation of Principal, if any;
     (ix) ninth, to the Owner Trustee, the Indenture Trustee and the Master Servicer expenses (including indemnification amounts) permitted under the Trust Agreement, the Indenture and the Master Servicing Agreement, as applicable, which have not been previously paid; and
     (x) tenth, to or at the direction of the Residual Interestholder, any funds remaining.
For the avoidance of doubt, the Indenture Trustee shall not be required to make the foregoing deposits and distributions on any Payment Date to the extent that the related Available Collections were not on deposit in the Collection Account and available for distribution on such Payment Date.
Notwithstanding any other provision of this Section 8.4, following the occurrence and during the continuation of an Event of Default which has resulted in an acceleration of the Notes, the Indenture Trustee shall apply all amounts on deposit in the Collection Account pursuant to Section 5.4(b).
     (b) After the payment in full of the Notes and all other amounts payable under Section 8.4(a), all Collections shall be paid to or in accordance with the instructions provided from time to time by the Residual Interestholder.
     SECTION 8.5 Release of Collateral. (a) Subject to the payment of its fees and expenses pursuant to Section 6.7, the Indenture Trustee may if permitted and in accordance with the terms hereof, and when required by the provisions of this Indenture shall, execute instruments to
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release property from the lien of this Indenture, or convey the Indenture Trustee’s interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Indenture Trustee as provided in this Article VIII shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.
     (b) The Indenture Trustee shall, at such time as there are no Notes Outstanding, all outstanding fees and expenses of the Owner Trustee and the Indenture Trustee and all sums due the Indenture Trustee pursuant to Section 6.7 have been paid, release any remaining portion of the Collateral from the lien of this Indenture and release to or to the order of the Issuer or any other Person entitled thereto any funds then on deposit in the Trust Accounts. Such release shall include release of the lien of this Indenture and transfer of dominion and control over the Trust Accounts to the Issuer or its designee. The Indenture Trustee shall release property from the lien of this Indenture pursuant to this Section only upon receipt of an Issuer Request accompanied by an Officer’s Certificate, an Opinion of Counsel and (if required by the TIA) Independent Certificates in accordance with TIA §§ 314(c) and 314(d)(1) meeting the applicable requirements of Section 11.1.
     Each Noteholder or Note Owner, by its acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, acknowledges that from time to time the Indenture Trustee shall release the lien of this Indenture on any Receivable purchased by (i) the Seller in accordance with Section 2.3 of the Sale Agreement, (ii) the Master Servicer in accordance with Section 3.8 of the Master Servicing Agreement or the Receivables Servicer in accordance with the Receivables Servicing Agreement, (iii) BANA in accordance with Section 3.3 of the Purchase Agreement or (iv) CARI in accordance with Section 6.2 of the CARI Purchase Agreement.
     SECTION 8.6 Opinion of Counsel. The Indenture Trustee shall receive, unless waived, at least seven days’ notice when requested by Issuer to take any action pursuant to Section 8.5(a), accompanied by copies of any instruments involved, and the Indenture Trustee may also require as a condition to such action, an Opinion of Counsel, in form and substance satisfactory to the Indenture Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with and such action will not materially and adversely impair the security for the Notes or the rights of the Noteholders in contravention of the provisions of this Indenture; provided that such Opinion of Counsel shall not be required to express an opinion as to the fair value of the Trust Estate. Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Indenture Trustee in connection with any such action.
ARTICLE IX
SUPPLEMENTAL INDENTURES
     SECTION 9.1 Supplemental Indentures Without Consent of Noteholders. (a) Without the consent of the Noteholders but with prior notice to each Rating Agency, the Issuer and the Indenture Trustee, when authorized by an Issuer Order, at any time and from time to time, may
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enter into one or more indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as in force at the date of the execution thereof), in form satisfactory to the Indenture Trustee, for any of the following purposes:
     (i) to correct or amplify the description of any property at any time subject to the Lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject additional property to the lien of this Indenture;
     (ii) to evidence the succession, in compliance with the applicable provisions hereof, of another person to the Issuer, and the assumption by any such successor of the covenants of the Issuer contained herein and in the Notes;
     (iii) to add to the covenants of the Issuer, for the benefit of the Noteholders, or to surrender any right or power herein conferred upon the Issuer;
     (iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;
     (v) to cure any ambiguity, to correct or to supplement any provision herein or in any supplemental indenture which may be inconsistent with any other provision herein or in any supplemental indenture or to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture;
     (vi) to evidence and provide for the acceptance of the appointment hereunder by a successor trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article VI;
     (vii) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA;
     (viii) to add, modify or eliminate such provisions as may be necessary or advisable in order to enable (a) the transfer to the Issuer of all or any portion of the Receivables to be derecognized under GAAP by the Seller to the Issuer, (b) the Issuer to avoid becoming a member of the Seller’s consolidated group under GAAP or (c) the Seller or any of its Affiliates to otherwise comply with or obtain more favorable treatment under any law or regulation or any accounting rule or principle; it being a condition to any such amendment under this Section 9.1(viii) that the Rating Agency Condition with respect to Standard & Poor’s be satisfied and that any such addition, modification or elimination shall not significantly change the permitted activities of the Issuer; or
     (ix) to amend the provisions of Section 7.5 and Section 11.23 in order to comply with additional interpretative guidance or promulgations by the Commission regarding additional rules or regulations, or if other changes in applicable law occur,
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which would require the reporting arrangements, or the allocation of responsibilities with respect thereto, described in Section 7.5 or Section 11.23, as applicable, to be conducted differently than as described.
     The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.
     (b) The Issuer and the Indenture Trustee, when authorized by an Issuer Order, may also with prior notice to each Rating Agency, but without the consent of any Noteholder, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner (other than the modifications set forth in Section 9.2, which require consent of each Noteholder affected thereby) the rights of the Noteholders under this Indenture; provided (i) that the Rating Agency Condition with respect to Standard & Poor’s shall have been satisfied with respect to such action, and (ii) that such action shall not, as evidenced by an Officer’s Certificate of the Seller, (A) materially and adversely affects the interests of any Noteholder, (B) affect the treatment of the Notes as debt for federal income tax purposes, (C) be deemed to cause a taxable exchange of the Notes for federal income tax purposes or (D) significantly change the permitted activities of the Issuer.
     SECTION 9.2 Supplemental Indentures with Consent of Noteholders. The Issuer and the Indenture Trustee, when authorized by an Issuer Order, also may, with prior notice to each Rating Agency and with the consent of the Holders of not less than a majority of the Controlling Class, by Act of such Holders delivered to the Issuer and the Indenture Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Noteholders under this Indenture; provided that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note if their respective interests are affected thereby:
     (A) change the date of payment of any installment of principal (including, without limitation, the Final Scheduled Payment Date) of or interest on any Note, or reduce the principal amount thereof, the Interest Rate thereon or the Redemption Price with respect thereto, change the provision of this Indenture relating to the application of collections on, or the proceeds of the sale of, the Trust Estate to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Notes on or after the respective due dates thereof (or, in the case of redemption, on or after the Redemption Date);
     (B) reduce the percentage of the Note Balance, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain
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provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;
     (C) modify or alter the provisions of the proviso to the definition of the term “Outstanding”;
     (D) reduce the percentage of the Note Balance required to direct the Indenture Trustee to direct the Issuer to sell or liquidate the Trust Estate pursuant to Section 5.4 if the proceeds of such sale would be insufficient to pay the Note Balance plus accrued but unpaid interest on the Notes;
     (E) modify any provision of this Section in any respect adverse to the interests of the Noteholders except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the Transaction Documents cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby;
     (F) modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date (including the calculation of any of the individual components of such calculation) or to affect the rights of the Noteholders to the benefit of any provisions for the mandatory redemption of the Notes contained herein;
     (G) permit the creation of any Lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Trust Estate or, except as otherwise permitted or contemplated herein or in the Transaction Documents, terminate the lien of this Indenture on any property at any time subject hereto or deprive any Noteholder of the security provided by the lien of this Indenture; or
     (H) impair the right to institute suit for the enforcement of payment as provided in Section 5.7.
     Any such supplemental indenture shall be executed only upon delivery of an Opinion of Counsel to the same effect as in Section 9.1(b)(ii).
     It shall not be necessary for any Act of Noteholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.
     Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section, the Indenture Trustee shall mail to the Noteholders to which such amendment or supplemental indenture relates a notice (to be provided by the Issuer and at the Issuer’s expense) setting forth in general terms the substance of such supplemental indenture. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.
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     SECTION 9.3 Execution of Supplemental Indentures. In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modifications thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and subject to Sections 6.1 and 6.2, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise.
     SECTION 9.4 Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer and the Noteholders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.
     SECTION 9.5 Conformity With Trust Indenture Act. Every amendment of this Indenture and every supplemental indenture executed pursuant to this Article IX shall conform to the requirements of the Trust Indenture Act as then in effect so long as this Indenture shall then be qualified under the Trust Indenture Act.
     SECTION 9.6 Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Indenture Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.
     SECTION 9.7 Amendments to CARI Purchase Agreement. (a) Any term or provision of the CARI Purchase Agreement may be amended by the Issuer with prior notice to each Rating Agency but without the consent of the Indenture Trustee, any Noteholder or the Owner Trustee; provided that such amendment shall not, as evidenced by an Officer’s Certificate of the Seller delivered to the Indenture Trustee and the Owner Trustee materially and adversely affect the interests of the Noteholders, the Indenture Trustee or the Owner Trustee; provided, further, that any amendment entered into pursuant to this Section 9.7(a) shall not significantly change the permitted activities of the Issuer.
     (b) Any term or provision of the CARI Purchase Agreement may be amended by the Issuer with prior notice to each Rating Agency but without the consent of the Indenture Trustee, any Noteholder, the Owner Trustee or any other Person to add, modify or eliminate any provisions as may be necessary or advisable in order to enable the Issuer or any of its Affiliates to comply with or obtain more favorable treatment under any law or regulation or any accounting rule or principle; provided that such amendment shall not, as evidenced by an Officer’s
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Certificate of the Seller delivered to the Indenture Trustee and the Owner Trustee materially and adversely affect the interests of the Noteholders, the Indenture Trustee or the Owner Trustee; provided, further, that the Rating Agency Condition with respect to Standard & Poor’s shall have been satisfied; provided, further, that any amendment entered into pursuant to this Section 9.7(b) shall not significantly change the permitted activities of the Issuer.
     (c) The CARI Purchase Agreement may also be amended from time to time by the Issuer with prior notice to each Rating Agency and with the consent of the Holders of a majority of the Note Balance of the Controlling Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the CARI Purchase Agreement. It will not be necessary for the consent of Noteholders to approve the particular form of any proposed amendment or consent, but it will be sufficient if such consent approves the substance thereof. The manner of obtaining such consents (and any other consents of Noteholders provided for in this Indenture) and of evidencing the authorization of the execution thereof by Noteholders, will be subject to such reasonable requirements as the Indenture Trustee may prescribe, including the establishment of record dates pursuant to the Note Depository Agreement.
     (d) Prior to the execution of any amendment to the CARI Purchase Agreement, the Issuer shall provide written notification of the substance of such amendment to each Rating Agency; and promptly after the execution of any such amendment or consent, the Issuer shall furnish a copy of such amendment or consent to each Rating Agency and the Indenture Trustee.
     (e) Prior to the execution of any amendment to the CARI Purchase Agreement, the Issuer, the Owner Trustee and the Indenture Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Indenture and that all conditions precedent to the execution and delivery of such amendment have been satisfied. The Owner Trustee and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which adversely affects the Owner Trustee’s or the Indenture Trustee’s, as applicable, own rights, duties or immunities under the CARI Purchase Agreement. Furthermore, notwithstanding anything to the contrary herein, the CARI Purchase Agreement may not be amended in any way that would adversely affect the Owner Trustee’s rights, privileges, indemnities, duties or obligations under the CARI Purchase Agreement, or otherwise without the prior written consent of the Owner Trustee.
ARTICLE X
REDEMPTION OF NOTES
     SECTION 10.1 Redemption. The Master Servicer, or if the Master Servicer does not exercise such right, a Certificateholder evidencing a majority of the Residual Interest in the Certificates, so long as the Certificateholder is not BANA, the Seller or an Affiliate thereof, may purchase the outstanding Receivables and the other assets in the Trust Estate on any Payment Date if both of the following conditions are satisfied: (i) as of the last day of the related Collection Period, the Pool Balance has declined to 10% or less of the Pool Balance as of the Cut-Off Date and (ii) the sum of the Optional Purchase Price and the Available Collections for such Payment Date would be sufficient to pay (A) the amounts required to be paid under Section
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8.4(a) (assuming that such Payment Date is not the Redemption Date) and (B) the aggregate unpaid Note Balance of all of the Outstanding Notes as determined by the Indenture Trustee. To exercise such option, the Master Servicer or Certificateholder, as applicable, shall deposit the Optional Purchase Price to the Collection Account on such Payment Date. Pursuant to Section 6.6 of the Master Servicing Agreement, the Master Servicer or Certificateholder, as applicable, shall furnish written notice of such election (a) to CARI and GMAC not later than 30 Business Days prior to the Redemption Date and (b) to the Indenture Trustee and the Owner Trustee not later than twenty (20) days (or such longer period as may be required under the Note Depository Agreement) prior to the Redemption Date. Following its receipt of such notice, (i) the Indenture Trustee will promptly (but not later than 3 Business Days after it has received such notice) provide notice of such purchase to the Noteholders of record and (ii) the Issuer will promptly (but not later than 3 Business Days after it has received such notice) provide notice of such purchase to the Certificateholders of record. The purchase price (the “Optional Purchase Price”) for the Trust Estate under this Section 10.1 shall be equal to the lesser of (x) the fair market value of the Receivables and (y) the aggregate outstanding Pool Balance plus accrued and unpaid interest on the Receivables, provided, however, that the Indenture Trustee shall not be responsible for determining the fair market value of the Receivables. If the Master Servicer exercises its option to purchase the Trust Estate, any Holder of a majority of the Residual Interest may purchase the Trust Estate from the Master Servicer at a price equal to the Optional Purchase Price (so long as such Holder is not BANA, the Seller or an Affiliate thereof). The Certificateholders are intended third-party beneficiaries of this Section.
     SECTION 10.2 Form of Redemption Notice. Notice of redemption under Section 10.1 shall be given by the Indenture Trustee by facsimile or by first-class mail, postage prepaid, transmitted or mailed prior to the applicable Redemption Date to each Holder of Notes as of the close of business on the Record Date preceding the applicable Redemption Date, at such Holder’s address appearing in the Note Register.
     All notices of redemption shall state:
     (i) the Redemption Date;
     (ii) the Redemption Price;
     (iii) that the Record Date otherwise applicable to such Redemption Date is not applicable and that payments shall be made only upon presentation and surrender of such Notes, and the place where such Notes are to be surrendered for payment of the Redemption Price (which shall be the office or agency of the Issuer to be maintained as provided in Section 3.2); and
     (iv) that interest on the Notes shall cease to accrue on the Redemption Date.
     Notice of redemption of the Notes shall be given by the Indenture Trustee in the name and at the expense of the Issuer. In addition, the Issuer shall notify each Rating Agency upon redemption of the Notes. Failure to give notice of redemption, or any defect therein, to any Noteholder shall not impair or affect the validity of the redemption of any Note.
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     SECTION 10.3 Notes Payable on Redemption Date. The Notes to be redeemed shall, following notice of redemption as required by Section 10.2 (in the case of redemption pursuant to Section 10.1), on the Redemption Date become due and payable at the Redemption Price and (unless the Issuer shall default in the payment of the Redemption Price) no interest shall accrue on the Redemption Price for any period after the date to which accrued interest is calculated for purposes of calculating the Redemption Price.
ARTICLE XI
MISCELLANEOUS
     SECTION 11.1 Compliance Certificates and Opinions, etc. (a) Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee (i) an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with that satisfies TIA Section 314(c)(1), (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with that satisfies TIA Section 314(c)(2) and (iii) if required by the TIA in the case of condition precedent compliance with which is subject to verification by accountants, a certificate or opinion of an accountant that satisfies TIA Section 314(c)(3), except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.
     Every certificate or opinion in accordance with TIA Section 314(e) with respect to compliance with a condition or covenant provided for in this Indenture shall include:
     (i) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;
     (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (iii) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (iv) a statement as to whether, in the opinion of each such signatory such condition or covenant has been complied with.
     (b) (i) Prior to the deposit of any Collateral or other property or securities with the Indenture Trustee that is to be made the basis for the release of any property or securities subject to the lien of this Indenture, the Issuer shall, in addition to any obligation imposed in Section 11.1(a) or elsewhere in this Indenture, furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of each person signing such certificate as to the fair value in
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accordance with TIA Section 314(d) (within 90 days of such deposit) to the Issuer of the Collateral or other property or securities to be so deposited.
     (ii) Whenever the Issuer is required to furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (i) above, the Issuer shall also deliver to the Indenture Trustee an Independent Certificate as to the same matters, if the fair value in accordance with TIA Section 314(d) to the Issuer of the property or securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then-current fiscal year of the Issuer, as set forth in the certificates delivered pursuant to clause (i) and this clause (ii), is 10% or more of the Note Balance, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof to the Issuer as set forth in the related Officer’s Certificate is less than $25,000 or less than one percent of the Note Balance.
     (iii) Other than as contemplated by Section 11.1(b)(v), whenever any property or securities are to be released from the lien of this Indenture, the Issuer shall also furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.
     (iv) Whenever the Issuer is required to furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (iii) above, the Issuer shall also furnish to the Indenture Trustee an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property other than Purchased Receivables, or securities released from the lien of this Indenture since the commencement of the then current calendar year, as set forth in the certificates required by clause (iii) above and this clause (iv), equals 10% or more of the Note Balance, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer’s Certificate is less than $25,000 or less than one percent of the then Note Balance.
     (v) Notwithstanding Section 2.9 or any other provision of this Section, the Issuer may (A) collect, liquidate, sell or otherwise dispose of Receivables and Financed Vehicles as and to the extent permitted or required by the Transaction Documents and (B) make cash payments out of the Trust Accounts as and to the extent permitted or required by the Transaction Documents.
     SECTION 11.2 Form of Documents Delivered to the Indenture Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
     Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless
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such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Master Servicer, the Receivables Servicer, the Seller, or the Issuer, stating that the information with respect to such factual matters is in the possession of the Master Servicer, the Receivables Servicer, the Seller, or the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.
     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
     Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer’s compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee’s right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.
     SECTION 11.3 Acts of Noteholders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section.
     (b) The fact and date of the execution by any person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.
     (c) The ownership of Notes shall be proved by the Note Register.
     (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by any Noteholder shall bind the Holder of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee
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or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.
     SECTION 11.4 Notices. All demands, notices and communications hereunder shall be in writing and shall be delivered or mailed by registered or certified first-class United States mail, postage prepaid, hand delivery, prepaid courier service, or by telecopier, and addressed in each case as specified on Schedule I to the Sale Agreement or at such other address as shall be designated by any of the foregoing in a written notice to the other parties hereto. Delivery shall occur only upon receipt or reported tender of such communication by an officer of the recipient entitled to receive such notices located at the address of such recipient for notices hereunder.
     SECTION 11.5 Notices to Noteholders; Waiver. Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid or via Electronic Transmission to each Noteholder affected by such event, at his address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.
     Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.
     In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.
     Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute a Default or an Event of Default.
     SECTION 11.6 Alternate Payment and Notice Provisions. Notwithstanding any provision of this Indenture or any of the Notes to the contrary, the Issuer may enter into any agreement with any Noteholder providing for a method of payment, or notice by the Indenture Trustee or any Paying Agent to such Noteholder, that is different from the methods provided for in this Indenture for such payments or notices, provided that such methods are reasonable and consented to by the Indenture Trustee (which consent shall not be unreasonably withheld). The Issuer will furnish to the Indenture Trustee a copy of each such agreement and the Indenture Trustee will forward a copy to the Noteholders, as the case may be, and cause payments to be made and notices to be given in accordance with such agreements.
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     SECTION 11.7 Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.
     The provisions of TIA §§ 310 through 317 that impose duties on any person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.
     SECTION 11.8 Information Requests. The parties hereto shall provide any information reasonably requested by the Residual Interestholder, the Issuer, the Seller or any of their Affiliates, in order to comply with or obtain more favorable treatment under any current or future law, rule, regulation, accounting rule or principle.
     SECTION 11.9 Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
     SECTION 11.10 Successors and Assigns. All covenants and agreements in this Indenture and the Notes by the Issuer shall bind its successors and assigns, whether so expressed or not. All agreements of the Indenture Trustee in this Indenture shall bind its successors.
     SECTION 11.11 Separability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     SECTION 11.12 Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Noteholders and any other party secured hereunder, and any other Person with an ownership interest in any part of the Trust Estate, any benefit or any legal or equitable right, remedy or claim under this Indenture.
     SECTION 11.13 Legal Holidays. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.
     SECTION 11.14 Governing Law. THIS INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW BUT EXCLUDING TO THE MAXIMUM EXTENT PERMITTED BY LAW ALL OTHER CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
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     SECTION 11.15 Counterparts. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
     SECTION 11.16 Recording of Indenture. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel (which may be counsel to the Indenture Trustee or any other counsel reasonably acceptable to the Indenture Trustee) to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.
     SECTION 11.17 Trust Obligation. Each Noteholder or Note Owner, by acceptance of a Note, or, in the case of a Note Owner or a beneficial interest in a Note, by accepting the benefits of this Indenture, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Seller, the Master Servicer, the Receivables Servicer, the Owner Trustee or the Indenture Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Seller, the Master Servicer, the Receivables Servicer, the Indenture Trustee or the Owner Trustee in their respective individual capacities, (ii) any Residual Interestholder or any other owner of a beneficial interest in the Issuer or (iii) the Seller, the Master Servicer, the Receivables Servicer, the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Seller, the Master Servicer, the Receivables Servicer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Seller, the Master Servicer, the Receivables Servicer, the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.
     SECTION 11.18 No Petition. Each of the Indenture Trustee, by entering into this Indenture, and each Noteholder and Note Owner, by accepting a Note or, in the case of a Note Owner, a beneficial interest in a Note, hereby covenants and agrees that prior to the date which is one year and one day after payment in full of all obligations of each Bankruptcy Remote Party in respect of all securities issued by the Bankruptcy Remote Parties, (i) such party shall not authorize any Bankruptcy Remote Party to commence a voluntary winding-up or other voluntary case or other Proceeding seeking liquidation, reorganization or other relief with respect to such Bankruptcy Remote Party or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of an administrator, a trustee, receiver, liquidator, custodian or other similar official with respect to such Bankruptcy Remote Party or any substantial part of its property or to consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other Proceeding commenced against such Bankruptcy Remote Party, or to make a general assignment for the benefit of, its creditors generally, any party hereto or any other creditor of such Bankruptcy Remote Party, and (ii) none of the parties hereto shall commence, join or institute against, with any other Person, any Proceeding against such Bankruptcy Remote Party under any bankruptcy,
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reorganization, arrangement, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction; provided, that, notwithstanding the foregoing, a Bankruptcy Remote Party shall not be prohibited from filing a voluntary bankruptcy petition to the extent such Bankruptcy Remote Party obtains the necessary vote for filing a voluntary bankruptcy petition as required by the organizational documents of such Bankruptcy Remote Party.
     SECTION 11.19 Intent.
     (a) It is the intent of the Issuer that the Notes constitute indebtedness for all financial accounting purposes and the Issuer agrees and each purchaser of a Note (by virtue of the acquisition of such Note or an interest therein) shall be deemed to have agreed, to treat the Notes as indebtedness for all financial accounting purposes.
     (b) It is the intent of the Issuer that the Notes constitute indebtedness of the Issuer for all tax purposes and the Issuer agrees and each purchaser of a Note (by virtue of the acquisition of such Note or an interest therein) shall be deemed to have agreed to treat the Notes as indebtedness for all federal, state and local income and franchise tax purposes.
     SECTION 11.20 Submission to Jurisdiction; Waiver of Jury Trial. Each of the parties hereto hereby irrevocably and unconditionally:
     (a) submits for itself and its property in any legal action or Proceeding relating to this Indenture or any documents executed and delivered in connection herewith, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;
     (b) consents that any such action or Proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of such action or Proceeding in any such court or that such action or Proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
     (c) agrees that service of process in any such action or Proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address determined in accordance with Section 11.4 of this Indenture;
     (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and
     (e) to the extent permitted by applicable law, waives all right of trial by jury in any action, Proceeding or counterclaim based on, or arising out of, under or in connection with this Indenture, any other Transaction Document, or any matter arising hereunder or thereunder.
     SECTION 11.21 Subordination of Claims. The Issuer’s obligations under this Indenture are obligations solely of the Issuer and will not constitute a claim against the Seller to the extent that the Issuer does not have funds sufficient to make payment of such obligations. In furtherance of and not in derogation of the foregoing, each of the Owner Trustee (in its
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individual capacity and as the Owner Trustee), by accepting the benefits of this Indenture, a Certificateholder, by accepting a Certificate, and Indenture Trustee (in its individual capacity and as Indenture Trustee), by entering into this Indenture, and each Noteholder and each Note Owner, by accepting the benefits of this Indenture, hereby acknowledges and agrees that such Person has no right, title or interest in or to the Other Assets of the Seller. To the extent that, notwithstanding the agreements and provisions contained in the preceding sentence, each of the Owner Trustee, the Indenture Trustee, each Noteholder or Note Owner and any Certificateholder either (i) asserts an interest or claim to, or benefit from, Other Assets, or (ii) is deemed to have any such interest, claim to, or benefit in or from Other Assets, whether by operation of law, legal process, pursuant to applicable provisions of insolvency laws or otherwise (including by virtue of Section 1111(b) of the Bankruptcy Code or any successor provision having similar effect under the Bankruptcy Code), then such Person further acknowledges and agrees that any such interest, claim or benefit in or from Other Assets is and will be expressly subordinated to the indefeasible payment in full, which, under the terms of the relevant documents relating to the securitization or conveyance of such Other Assets, are entitled to be paid from, entitled to the benefits of, or otherwise secured by such Other Assets (whether or not any such entitlement or security interest is legally perfected or otherwise entitled to a priority of distributions or application under applicable law, including insolvency laws, and whether or not asserted against the Seller), including the payment of post-petition interest on such other obligations and liabilities. This subordination agreement will be deemed a subordination agreement within the meaning of Section 510(a) of the Bankruptcy Code. Each of the Indenture Trustee (in its individual capacity and as the Indenture Trustee), by entering into or accepting this Indenture, a Certificateholder, by accepting a Certificate, and the Owner Trustee, and each Noteholder or Note Owner, by accepting the benefits of this Indenture, hereby further acknowledges and agrees that no adequate remedy at law exists for a breach of this Section and the terms of this Section may be enforced by an action for specific performance. The provisions of this Section will be for the third party benefit of those entitled to rely thereon and will survive the termination of this Indenture.
     SECTION 11.22 Limitation of Liability of Owner Trustee. It is expressly understood and agreed by and between the parties hereto that (i) this Indenture is executed and delivered by Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee under the Trust Agreement in the exercise of the power and authority conferred and vested in it as such Owner Trustee, (ii) each of the representations, undertakings and agreements made herein by the Issuer are not personal representations, undertakings and agreements of Wilmington Trust Company, but are binding only on the trust estate created pursuant to the Trust Agreement, (iii) nothing contained herein shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant of the Issuer either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under any such party, and (iv) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expense of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Indenture.
     SECTION 11.23 Regulation AB.
     (a) For so long as the Issuer is filing reports under the Exchange Act, the Indenture Trustee shall (i) on or before the fifth Business Day of each month, provide to the Seller, in
2006-G1 Indenture

writing, such information regarding the Indenture Trustee of the type described in Item 1117 of Regulation AB; provided, however, that the Indenture Trustee shall not be required to provide such information in the event that there has been no change to the information previously provided by the Indenture Trustee to Seller, (ii) on or before March 15 of each year, provide to the Seller, in writing, such Item 1119 information regarding the Indenture Trustee for purposes of compliance with Item 1119 of Regulation AB; provided, however, that the Indenture Trustee shall only be required to provide such information with respect to BANA, the Seller, the Originator, the Master Servicer, the Receivables Servicer, the Owner Trustee and any other Person specified by the Seller to the Indenture Trustee from time to time, and (iii) as promptly as practicable following notice to or discovery by a Responsible Officer of the Indenture Trustee of any changes to such information, provide to the Seller, in writing, such updated information.
     (b) As soon as available but no later than March 15th of each calendar year for so long as the Issuer is filing reports under the Exchange Act, commencing in 2007, the Indenture Trustee shall:
     (i) deliver to the Seller a report regarding the Indenture Trustee’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under paragraph (b) of Rule 13a-18, Rule 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be signed by an authorized officer of the Indenture Trustee, and shall address each of the Servicing Criteria specified in Exhibit D or such criteria as mutually agreed upon by the Seller and the Indenture Trustee;
     (ii) deliver to the Seller a report of a registered public accounting firm that attests to, and reports on, the assessment of compliance made by the Indenture Trustee and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act; and
     (iii) deliver to the Seller a certification in a form as mutually agreed upon by the Seller and the Indenture Trustee.
     (c) The Indenture Trustee shall indemnify and hold harmless the Seller, each Affiliate of the Seller and each of its respective officers, directors, shareholders, employees, agents and each Person, if any, who controls the Seller within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act from and against, any and all claims, losses, liabilities, actions, suits, judgments, demands, damages, costs or expenses (including reasonable fees and expenses of attorneys) of any nature resulting from or directly related to (i) any untrue statement of a material fact contained or alleged to be contained in the Indenture Trustee Provided Information or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.
     (d) In the case of any failure of performance described in clause (c)(ii) of this Section, the Indenture Trustee shall promptly reimburse the Seller for all costs reasonably incurred in order to obtain the Indenture Trustee Provided Information not delivered as required by the Indenture Trustee.
2006-G1 Indenture

     (e) Notwithstanding the foregoing, the Indenture Trustee shall in no event be responsible for special, indirect, punitive or consequential damages.
[Remainder of Page Intentionally Left Blank]
2006-G1 Indenture

     IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Indenture to be duly executed by their respective officers, thereunto duly authorized, all as of the day and year first above written.

BANC OF AMERICA SECURITIES AUTO TRUST 2006-G1

By:	WILMINGTON TRUST COMPANY, not in its
individual capacity but solely as Owner Trustee

By:	/s/ J. Christopher Murphy
Name:	J. Christopher Murphy
Title:	Financial Services Officer
2006-G1 Indenture

U.S. BANK NATIONAL ASSOCIATION,
a national banking association, not in its individual capacity but solely as the Indenture Trustee

By:	/s/ Melissa A. Rosal
Name:	Melissa A. Rosal
Title:	Vice President
2006-G1 Indenture

Acknowledged and agreed with respect to Section 7.5:

BAS SECURITIZATION LLC, as Seller

By:	/s/ William A. Glenn
Name:	William A. Glenn
Title:	President
2006-G1 Indenture

EXHIBIT A
Form of Notes

A-1

CLASS A-1 NOTE

REGISTERED	$ [1]

NO. R-	CUSIP NO. [ ]

ISIN. [ ]
     [UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]
     THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.
BANC OF AMERICA SECURITIES AUTO TRUST 2006-G1
5.34895% CLASS A-1 AUTO LOAN ASSET BACKED NOTE
     Banc of America Securities Auto Trust 2006-G1, a statutory trust organized and existing under the laws of the State of Delaware (including any successor, the “Issuer”), for value received, hereby promises to pay to                     , or registered assigns, the principal sum of                                         DOLLARS ($                    ), in monthly installments on the 18th of each month, or if such day is not a Business Day, on the immediately succeeding Business Day, commencing on December 18, 2006 (each, a “Payment Date”) until the principal of this Note is paid or made available for payment, and to pay interest due and payable on each Payment Date on the Class A-1 Note Balance as of the preceding Payment Date (after giving effect to all payments of principal made on the preceding Payment Date), or as of the Closing Date in the case of the first Payment Date, at the rate per annum shown above (the “Interest Rate”), in each case as and to the extent set forth in Sections 2.7, 3.1, 5.4(b), 8.2 and 8.4 of the Indenture; provided, however, that the entire Class A-1 Note Balance shall be due and payable on the earliest of November 19, 2007 (the “Final Scheduled Payment Date”), (ii) the Redemption Date, if any, pursuant to Section 10.1 of the Indenture and (iii) the date the Notes are accelerated after an Event of Default pursuant to Section 5.2 of the Indenture. Interest on this Note will accrue for each Payment Date from and including the preceding Payment

[1]	Denominations of $1,000 and integral multiples of $1,000 in excess thereof.
2006-G1 Indenture

A-A-1-1

Date (or, in the case of the initial Payment Date, from and including the Closing Date) to but excluding such Payment Date. Interest will be computed on the basis of the actual number of days elapsed and a 360-day year. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.
     The principal of and interest on this Note are payable in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.
     Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.
     Unless the certificate of authentication hereon has been executed by the Indenture Trustee the name of which appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.
2006-G1 Indenture

A-A-1-2

     IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer.
Dated: November ___, 2006

BANC OF AMERICA SECURITIES AUTO TRUST 2006-G1

By:	Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee

By:

Name:

Title:

2006-G1 Indenture

A-A-1-3

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION
     This is one of the Notes designated above and referred to in the within-mentioned Indenture.
Dated: November ___, 2006

U.S. BANK NATIONAL ASSOCIATION, a national banking association, not in its individual capacity but solely as Indenture Trustee

By:

Authorized Signatory
2006-G1 Indenture

A-A-1-4

[REVERSE OF NOTE]
     This Note is one of a duly authorized issue of Notes of the Issuer, designated as its 5.34895% Class A-1 Auto Loan Asset-Backed Notes (herein called the “A-1 Notes” or the “Notes”), all issued under an Indenture dated as of November 14, 2006 (such Indenture, as supplemented or amended, is herein called the “Indenture”), between the Issuer and U.S. Bank National Association, a national banking association, not in its individual capacity but solely as trustee (the “Indenture Trustee”), which term includes any successor Indenture Trustee under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee, the Noteholders. The Notes are subject to all terms of the Indenture. All terms used in this Note that are not otherwise defined herein and that are defined in the Indenture shall have the meanings assigned to them in Appendix A of the Sale Agreement.
     The Class A Notes are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture. The Class B Notes are subordinated to the Class A Notes, and are secured by the collateral pledged as security therefor on a subordinated basis as provided in the Indenture. The Class C Notes are subordinated to the Class A Notes and the Class B Notes, and are secured by the collateral pledged as security therefor on a subordinated basis as provided for in the Indenture. All covenants and agreements made by the Issuer in the Indenture are for the benefit of the Holders of the Class A Notes, the Class B Notes and the Class C Notes.
     Principal payable on the Notes will be paid on each Payment Date in the amount specified in the Indenture. As described above, that the entire Class A-1 Note Balance shall be due and payable on the earliest of (i) the Final Scheduled Payment Date, (ii) the Redemption Date, if any, pursuant to Section 10.1 of the Indenture and (iii) the date the Notes are accelerated after an Event of Default pursuant to Section 5.2 of the Indenture. All principal payments on the Class A-1 Notes shall be made pro rata to the Class A-1 Noteholders entitled thereto.
     Payments of principal of and interest on this Note due and payable on each Payment Date, Redemption Date or upon acceleration shall be made by check mailed to the Person whose name appears as the Registered Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on the related Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Depository (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) affected by any payments made on any Payment Date or Redemption Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the remaining unpaid principal amount of this Note on a Payment Date or Redemption Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Payment Date or Redemption Date by notice mailed prior
2006-G1 Indenture

A-A-1-5

to such Payment Date or Redemption Date and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Corporate Trust Office of the Indenture Trustee or at the office of the Indenture Trustee’s agent appointed for such purposes located in The City of New York.
     Each Noteholder or Note Owner, by acceptance of a Note, or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Seller, the Master Servicer, the Receivables Servicer, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Seller, the Master Servicer, the Receivables Servicer, the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any Residual Interestholder or any other owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Seller, the Master Servicer, the Receivables Servicer, the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Seller, the Master Servicer, the Receivables Servicer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Seller, the Master Servicer, the Receivables Servicer, the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.
     It is the intent of the Seller, the Noteholders and the Note Owners that, for purposes of federal and state income tax and any other tax measured in whole or in part by income, the Notes will qualify as indebtedness of the Issuer. The Noteholders, by acceptance of a Note, agree to treat, and to take no action inconsistent with the treatment of, the Notes for such tax purposes as indebtedness of the Issuer.
     Each Noteholder or Note Owner, by acceptance of a Note, or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that, prior to the date which is one year and one day after payment in full of all obligations of each Bankruptcy Remote Party in respect of all securities issued by any Bankruptcy Remote Party (i) such party shall not authorize any Bankruptcy Remote Party to commence a voluntary winding-up or other voluntary case or other Proceeding seeking liquidation, reorganization or other relief with respect to such Bankruptcy Remote Party or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of an administrator, a trustee, receiver, liquidator, custodian or other similar official with respect to such Bankruptcy Remote Party or any substantial part of its property or to consent to any such relief or to the appointment of or taking possession by any such official in any involuntary case or other Proceeding commenced against such Bankruptcy Remote Party, or to make a general assignment for the benefit of, its creditors generally, any party hereto or any other creditor of such Bankruptcy Remote Party, and (ii) none of the parties hereto shall commence or join with any other Person in commencing any Proceeding against such Bankruptcy Remote Party under any bankruptcy, reorganization, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction.
2006-G1 Indenture

A-A-1-6

     This Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.
     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.
2006-G1 Indenture

A-A-1-7

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells,

assigns and transfers unto

(name and address of assignee)
the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints                                         , attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:	*	/

Signature Guaranteed:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

*/	NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular without alteration, enlargement or any change whatsoever.
2006-G1 Indenture

A-A-1-8

CLASS A-2 NOTE

REGISTERED	$ [1]
No. R-	CUSIP NO.
ISIN.
     [UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]
     THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.
BANC OF AMERICA SECURITIES AUTO TRUST 2006-G1
5.30% CLASS A-2 AUTO LOAN ASSET BACKED NOTE
     Banc of America Securities Auto Trust 2006-G1, a statutory trust organized and existing under the laws of the State of Delaware (including any successor, the “Issuer”), for value received, hereby promises to pay to                     , or registered assigns, the principal sum of                                          DOLLARS ($                                         ), in monthly installments on the 18th of each month, or if such day is not a Business Day, on the immediately succeeding Business Day, commencing on December 18, 2006 (each, a “Payment Date”) until the principal of this Note is paid or made available for payment, and to pay interest due and payable on each Payment Date on the Class A-2 Note Balance as of the preceding Payment Date (after giving effect to all payments of principal made on the preceding Payment Date), or as of the Closing Date in the case of the first Payment Date, at the rate per annum shown above (the “Interest Rate”), in each case as and to the extent set forth in Sections 2.7, 3.1, 5.4(b), 8.2 and 8.4 of the Indenture; provided, however, that the entire Class A-2 Note Balance shall be due and payable on the earliest of (i) March 18, 2009 (the “Final Scheduled Payment Date”), (ii) the Redemption Date, if any, pursuant to Section 10.1 of the Indenture and (iii) the date the Notes are accelerated after an Event of Default pursuant to Section 5.2 of the Indenture. Interest on this Note will accrue for each Payment Date from and including the preceding Payment Date (or, in the case of the initial Payment Date, from and including the Closing Date) to but excluding such

[1]	Denominations of $1,000 and integral multiples of $1,000 in excess thereof.
2006-G1 Indenture

A-A-2-1

Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.
     The principal of and interest on this Note are payable in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.
     Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.
     Unless the certificate of authentication hereon has been executed by the Indenture Trustee the name of which appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.
2006-G1 Indenture

A-A-2-2

     IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer.
Dated: November ___, 2006

BANC OF AMERICA SECURITIES AUTO TRUST 2006-G1

By:	Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee

By:

Name:

Title:

2006-G1 Indenture

A-A-2-3

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION
     This is one of the Notes designated above and referred to in the within-mentioned Indenture.
Dated: November ___, 2006

U.S. BANK NATIONAL ASSOCIATION, a national banking association, not in its individual capacity but solely as Indenture Trustee

By:

Authorized Signatory
2006-G1 Indenture

A-A-2-4

[REVERSE OF NOTE]
     This Note is one of a duly authorized issue of Notes of the Issuer, designated as its 5.30% Class A-2 Auto Loan Asset-Backed Notes (herein called the “A-2 Notes” or the “Notes”), all issued under an Indenture dated as of November 14, 2006 (such Indenture, as supplemented or amended, is herein called the “Indenture”), between the Issuer and U.S. Bank National Association, a national banking association, not in its individual capacity but solely as trustee (the “Indenture Trustee”), which term includes any successor Indenture Trustee under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Noteholders. The Notes are subject to all terms of the Indenture. All terms used in this Note that are not otherwise defined herein and that are defined in the Indenture shall have the meanings assigned to them in Appendix A of the Sale Agreement.
     The Class A Notes are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture. The Class B Notes are subordinated to the Class A Notes, and are secured by the collateral pledged as security therefor on a subordinated basis as provided in the Indenture. The Class C Notes are subordinated to the Class A Notes and the Class B Notes, and are secured by the collateral pledged as security therefor on a subordinated basis as provided for in the Indenture. All covenants and agreements made by the Issuer in the Indenture are for the benefit of the Holders of the Class A Notes, the Class B Notes and the Class C Notes.
     Principal payable on the Notes will be paid on each Payment Date in the amount specified in the Indenture. As described above, that the entire Class A-2 Note Balance shall be due and payable on the earliest of (i) the Final Scheduled Payment Date, (ii) the Redemption Date, if any, pursuant to Section 10.1 of the Indenture and (iii) the date the Notes are accelerated after an Event of Default pursuant to Section 5.2 of the Indenture. All principal payments on the Class A-2 Notes shall be made pro rata to the Class A-2 Noteholders entitled thereto.
     Payments of principal of and interest on this Note due and payable on each Payment Date, Redemption Date or upon acceleration shall be made by check mailed to the Person whose name appears as the Registered Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on the related Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Depository (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) affected by any payments made on any Payment Date or Redemption Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the remaining unpaid principal amount of this Note on a Payment Date or Redemption Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Payment Date or Redemption Date by notice mailed prior
2006-G1 Indenture

A-A-2-5

to such Payment Date or Redemption Date and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Corporate Trust Office of the Indenture Trustee or at the office of the Indenture Trustee’s agent appointed for such purposes located in The City of New York.
     Each Noteholder or Note Owner, by acceptance of a Note, or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Seller, the Master Servicer, the Receivables Servicer, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Seller, the Master Servicer, the Receivables Servicer, the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any Residual Interestholder or any other owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Seller, the Master Servicer, the Receivables Servicer, the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Seller, the Master Servicer, the Receivables Servicer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Seller, the Master Servicer, the Receivables Servicer, the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.
     It is the intent of the Seller, the Noteholders and the Note Owners that, for purposes of federal and state income tax and any other tax measured in whole or in part by income, the Notes will qualify as indebtedness of the Issuer. The Noteholders, by acceptance of a Note, agree to treat, and to take no action inconsistent with the treatment of, the Notes for such tax purposes as indebtedness of the Issuer.
     Each Noteholder or Note Owner, by acceptance of a Note, or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that prior to the date which is one year and one day after payment in full of all obligations of each Bankruptcy Remote Party in respect of all securities issued by any Bankruptcy Remote Party (i) such party shall not authorize any Bankruptcy Remote Party to commence a voluntary winding-up or other voluntary case or other Proceeding seeking liquidation, reorganization or other relief with respect to such Bankruptcy Remote Party or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of an administrator, a trustee, receiver, liquidator, custodian or other similar official with respect to such Bankruptcy Remote Party or any substantial part of its property or to consent to any such relief or to the appointment of or taking possession by any such official in any involuntary case or other Proceeding commenced against such Bankruptcy Remote Party, or to make a general assignment for the benefit of, its creditors generally, any party hereto or any other creditor of such Bankruptcy Remote Party, and (ii) none of the parties hereto shall commence or join with any other Person in commencing any Proceeding against such Bankruptcy Remote Party under any bankruptcy, reorganization, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction.
2006-G1 Indenture

A-A-2-6

     This Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.
     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.
2006-G1 Indenture

A-A-2-7

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells,

assigns and transfers unto

(name and address of assignee)
the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints                                         , attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:	*	/

Signature Guaranteed:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

*/	NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular without alteration, enlargement or any change whatsoever.
2006-G1 Indenture

A-A-2-8

CLASS A-3 NOTE

REGISTERED	$ [1]
No. R-	CUSIP NO.
ISIN.
     [UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]
     THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.
BANC OF AMERICA SECURITIES AUTO TRUST 2006-G1
5.18% CLASS A-3 AUTO LOAN ASSET BACKED NOTE
     Banc of America Securities Auto Trust 2006-G1, a statutory trust organized and existing under the laws of the State of Delaware (including any successor, the “Issuer”), for value received, hereby promises to pay to                     , or registered assigns, the principal sum of                                          DOLLARS ($                                         ), in monthly installments on the 18th of each month, or if such day is not a Business Day, on the immediately succeeding Business Day, commencing on December 18, 2006 (each, a “Payment Date”) until the principal of this Note is paid or made available for payment, and to pay interest due and payable on each Payment Date on the Class A-3 Note Balance as of the preceding Payment Date (after giving effect to all payments of principal made on the preceding Payment Date), or as of the Closing Date in the case of the first Payment Date, at the rate per annum shown above (the “Interest Rate”), in each case as and to the extent set forth in Sections 2.7, 3.1, 5.4(b), 8.2 and 8.4 of the Indenture; provided, however, that the entire Class A-3 Note Balance shall be due and payable on the earliest of (i) June 18, 2010 (the “Final Scheduled Payment Date”), (ii) the Redemption Date, if any, pursuant to Section 10.1 of the Indenture and (iii) the date the Notes are accelerated after an Event of Default pursuant to Section 5.2 of the Indenture. Interest on this Note will accrue for each Payment Date from and including the preceding Payment Date (or, in the case of the initial Payment Date, from and including the Closing Date) to but excluding such

[1]	Denominations of $1,000 and integral multiples of $1,000 in excess thereof.
2006-G1 Indenture

A-A-3-1

Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.
     The principal of and interest on this Note are payable in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.
     Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.
     Unless the certificate of authentication hereon has been executed by the Indenture Trustee the name of which appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.
2006-G1 Indenture

A-A-3-2

     IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer.
Dated: November ___, 2006

BANC OF AMERICA SECURITIES AUTO TRUST 2006-G1

By:	Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee
By:

Name:

Title:

2006-G1 Indenture

A-A-3-3

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION
     This is one of the Notes designated above and referred to in the within-mentioned Indenture.
Dated: November ___, 2006

U.S. BANK NATIONAL ASSOCIATION, a national banking association, not in its individual capacity but solely as Indenture Trustee

By:

Authorized Signatory
2006-G1 Indenture

A-A-3-4

[REVERSE OF NOTE]
     This Note is one of a duly authorized issue of Notes of the Issuer, designated as its 5.18% Class A-3 Auto Loan Asset-Backed Notes (herein called the “A-3 Notes” or the “Notes”), all issued under an Indenture dated as of November 14, 2006 (such Indenture, as supplemented or amended, is herein called the “Indenture”), between the Issuer and U.S. Bank National Association, a national banking association, not in its individual capacity but solely as trustee (the “Indenture Trustee”), which term includes any successor Indenture Trustee under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Noteholders. The Notes are subject to all terms of the Indenture. All terms used in this Note that are not otherwise defined herein and that are defined in the Indenture shall have the meanings assigned to them in Appendix A of the Sale Agreement.
     The Class A Notes are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture. The Class B Notes are subordinated to the Class A Notes, and are secured by the collateral pledged as security therefor on a subordinated basis as provided in the Indenture. The Class C Notes are subordinated to the Class A Notes and the Class B Notes, and are secured by the collateral pledged as security therefor on a subordinated basis as provided for in the Indenture. All covenants and agreements made by the Issuer in the Indenture are for the benefit of the Holders of the Class A Notes, the Class B Notes and the Class C Notes.
     Principal payable on the Notes will be paid on each Payment Date in the amount specified in the Indenture. As described above, that the entire Class A-3 Note Balance shall be due and payable on the earliest of (i) the Final Scheduled Payment Date, (ii) the Redemption Date, if any, pursuant to Section 10.1 of the Indenture and (iii) the date the Notes are accelerated after an Event of Default pursuant to Section 5.2 of the Indenture. All principal payments on the Class A-3 Notes shall be made pro rata to the Class A-3 Noteholders entitled thereto.
     Payments of principal of and interest on this Note due and payable on each Payment Date, Redemption Date or upon acceleration shall be made by check mailed to the Person whose name appears as the Registered Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on the related Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Depository (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) affected by any payments made on any Payment Date or Redemption Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the remaining unpaid principal amount of this Note on a Payment Date or Redemption Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Payment Date or Redemption Date by notice mailed prior
2006-G1 Indenture

A-A-3-5

to such Payment Date or Redemption Date and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Corporate Trust Office of the Indenture Trustee or at the office of the Indenture Trustee’s agent appointed for such purposes located in The City of New York.
     Each Noteholder or Note Owner, by acceptance of a Note, or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Seller, the Master Servicer, the Receivables Servicer, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Seller, the Master Servicer, the Receivables Servicer, the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any Residual Interestholder or any other owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Seller, the Master Servicer, the Receivables Servicer, the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Seller, the Master Servicer, the Receivables Servicer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Seller, the Master Servicer, the Receivables Servicer, the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.
     It is the intent of the Seller, the Noteholders and the Note Owners that, for purposes of federal and state income tax and any other tax measured in whole or in part by income, the Notes will qualify as indebtedness of the Issuer. The Noteholders, by acceptance of a Note, agree to treat, and to take no action inconsistent with the treatment of, the Notes for such tax purposes as indebtedness of the Issuer.
     Each Noteholder or Note Owner, by acceptance of a Note, or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that, prior to the date which is one year and one day after payment in full of all obligations of each Bankruptcy Remote Party in respect of all securities issued by any Bankruptcy Remote Party (i) such party shall not authorize any Bankruptcy Remote Party to commence a voluntary winding-up or other voluntary case or other Proceeding seeking liquidation, reorganization or other relief with respect to such Bankruptcy Remote Party or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of an administrator, a trustee, receiver, liquidator, custodian or other similar official with respect to such Bankruptcy Remote Party or any substantial part of its property or to consent to any such relief or to the appointment of or taking possession by any such official in any involuntary case or other Proceeding commenced against such Bankruptcy Remote Party, or to make a general assignment for the benefit of, its creditors generally, any party hereto or any other creditor of such Bankruptcy Remote Party, and (ii) none of the parties hereto shall commence or join with any other Person in commencing any Proceeding against such Bankruptcy Remote Party under any bankruptcy, reorganization, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction.
2006-G1 Indenture

A-A-3-6

     This Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.
     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.
2006-G1 Indenture

A-A-3-7

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells,

assigns and transfers unto

(name and address of assignee)
the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints                                         , attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:	*	/

Signature Guaranteed:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

*/	NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular without alteration, enlargement or any change whatsoever.
2006-G1 Indenture

A-A-3-8

CLASS A-4 NOTE

REGISTERED	$ [1]
No. R-	CUSIP NO.
ISIN.
     [UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]
     THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.
BANC OF AMERICA SECURITIES AUTO TRUST 2006-G1
5.17% CLASS A-4 AUTO LOAN ASSET BACKED NOTE
     Banc of America Securities Auto Trust 2006-G1, a statutory trust organized and existing under the laws of the State of Delaware (including any successor, the “Issuer”), for value received, hereby promises to pay to                     , or registered assigns, the principal sum of                                          DOLLARS ($                                         ), in monthly installments on the 18th of each month, or if such day is not a Business Day, on the immediately succeeding Business Day, commencing on December 18, 2006 (each, a “Payment Date”) until the principal of this Note is paid or made available for payment, and to pay interest due and payable on each Payment Date on the Class A-4 Note Balance as of the preceding Payment Date (after giving effect to all payments of principal made on the preceding Payment Date), or as of the Closing Date in the case of the first Payment Date, at the rate per annum shown above (the “Interest Rate”), in each case as and to the extent set forth in Sections 2.7, 3.1, 5.4(b), 8.2 and 8.4 of the Indenture; provided, however, that the entire Class A-4 Note Balance shall be due and payable on the earliest of (i) December 20, 2010 (the “Final Scheduled Payment Date”), (ii) the Redemption Date, if any, pursuant to Section 10.1 of the Indenture and (iii) the date the Notes are accelerated after an Event of Default pursuant to Section 5.2 of the Indenture. Interest on this Note will accrue for each Payment Date from and including the preceding Payment Date (or, in the case of the initial Payment Date, from and including the Closing Date) to but excluding such

[1]	Denominations of $1,000 and integral multiples of $1,000 in excess thereof.
2006-G1 Indenture

A-A-4-1

Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.
     The principal of and interest on this Note are payable in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.
     Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.
     Unless the certificate of authentication hereon has been executed by the Indenture Trustee the name of which appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.
2006-G1 Indenture

A-A-4-2

     IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer.
Dated: November ___, 2006

BANC OF AMERICA SECURITIES AUTO TRUST 2006-G1

By:	Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee

By:

Name:

Title:

2006-G1 Indenture

A-A-4-3

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION
     This is one of the Notes designated above and referred to in the within-mentioned Indenture.
Dated: November ___, 2006

U.S. BANK NATIONAL ASSOCIATION, a national banking association, not in its individual capacity but solely as Indenture Trustee

By:

Authorized Signatory
2006-G1 Indenture

A-A-4-4

[REVERSE OF NOTE]
     This Note is one of a duly authorized issue of Notes of the Issuer, designated as its 5.17% Class A-4 Auto Loan Asset-Backed Notes (herein called the “A-4 Notes” or the “Notes”), all issued under an Indenture dated as of November 14, 2006 (such Indenture, as supplemented or amended, is herein called the “Indenture”), between the Issuer and U.S. Bank National Association, a national banking association, not in its individual capacity but solely as trustee (the “Indenture Trustee”), which term includes any successor Indenture Trustee under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Noteholders. The Notes are subject to all terms of the Indenture. All terms used in this Note that are not otherwise defined herein and that are defined in the Indenture shall have the meanings assigned to them in Appendix A of the Sale Agreement.
     The Class A Notes are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture. The Class B Notes are subordinated to the Class A Notes, and are secured by the collateral pledged as security therefor on a subordinated basis as provided in the Indenture. The Class C Notes are subordinated to the Class A Notes and the Class B Notes, and are secured by the collateral pledged as security therefor on a subordinated basis as provided for in the Indenture. All covenants and agreements made by the Issuer in the Indenture are for the benefit of the Holders of the Class A Notes, Class B Notes and the Class C Notes.
     Principal payable on the Notes will be paid on each Payment Date in the amount specified in the Indenture. As described above, that the entire Class A-4 Note Balance shall be due and payable on the earliest of (i) the Final Scheduled Payment Date, (ii) the Redemption Date, if any, pursuant to Section 10.1 of the Indenture and (iii) the date the Notes are accelerated after an Event of Default pursuant to Section 5.2 of the Indenture. All principal payments on the Class A-4 Notes shall be made pro rata to the Class A-4 Noteholders entitled thereto.
     Payments of principal of and interest on this Note due and payable on each Payment Date, Redemption Date or upon acceleration shall be made by check mailed to the Person whose name appears as the Registered Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on the related Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Depository (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) affected by any payments made on any Payment Date or Redemption Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the remaining unpaid principal amount of this Note on a Payment Date or Redemption Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Payment Date or Redemption Date by notice mailed prior
2006-G1 Indenture

A-A-4-5

to such Payment Date or Redemption Date and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Corporate Trust Office of the Indenture Trustee or at the office of the Indenture Trustee’s agent appointed for such purposes located in The City of New York.
     Each Noteholder or Note Owner, by acceptance of a Note, or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Seller, the Master Servicer, the Receivables Servicer, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Seller, the Master Servicer, the Receivables Servicer, the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any Residual Interestholder or any other owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Seller, the Master Servicer, the Receivables Servicer, the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Seller, the Master Servicer, the Receivables Servicer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Seller, the Master Servicer, the Receivables Servicer, the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.
     It is the intent of the Seller, the Noteholders and the Note Owners that, for purposes of federal and state income tax and any other tax measured in whole or in part by income, the Notes will qualify as indebtedness of the Issuer. The Noteholders, by acceptance of a Note, agree to treat, and to take no action inconsistent with the treatment of, the Notes for such tax purposes as indebtedness of the Issuer.
     Each Noteholder or Note Owner, by acceptance of a Note, or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that, prior to the date which is one year and one day after payment in full of all obligations of each Bankruptcy Remote Party in respect of all securities issued by any Bankruptcy Remote Party (i) such party shall not authorize any Bankruptcy Remote Party to commence a voluntary winding-up or other voluntary case or other Proceeding seeking liquidation, reorganization or other relief with respect to such Bankruptcy Remote Party or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of an administrator, a trustee, receiver, liquidator, custodian or other similar official with respect to such Bankruptcy Remote Party or any substantial part of its property or to consent to any such relief or to the appointment of or taking possession by any such official in any involuntary case or other Proceeding commenced against such Bankruptcy Remote Party, or to make a general assignment for the benefit of, its creditors generally, any party hereto or any other creditor of such Bankruptcy Remote Party, and (ii) none of the parties hereto shall commence or join with any other Person in commencing any Proceeding against such Bankruptcy Remote Party under any bankruptcy, reorganization, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction.
2006-G1 Indenture

A-A-4-6

     This Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.
     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.
2006-G1 Indenture

A-A-4-7

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells,

assigns and transfers unto

(name and address of assignee)
the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints                                         , attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:	*	/

Signature Guaranteed:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

*/	NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular without alteration, enlargement or any change whatsoever.
2006-G1 Indenture

A-A-4-8

CLASS B NOTE

REGISTERED	$ [1]
No. R-	CUSIP NO.
ISIN.
     [UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]
     THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.
BANC OF AMERICA SECURITIES AUTO TRUST 2006-G1
5.34% CLASS B AUTO LOAN ASSET BACKED NOTE
     Banc of America Securities Auto Trust 2006-G1, a statutory trust organized and existing under the laws of the State of Delaware (including any successor, the “Issuer”), for value received, hereby promises to pay to                     , or registered assigns, the principal sum of                                          DOLLARS ($                                         ), in monthly installments on the 18th of each month, or if such day is not a Business Day, on the immediately succeeding Business Day, commencing on December 18, 2006 (each, a “Payment Date”) until the principal of this Note is paid or made available for payment, and to pay interest due and payable on each Payment Date on the Class B Note Balance as of the preceding Payment Date (after giving effect to all payments of principal made on the preceding Payment Date), or as of the Closing Date in the case of the first Payment Date, at the rate per annum shown above (the “Interest Rate”), in each case as and to the extent set forth in Sections 2.7, 3.1, 5.4(b), 8.2 and 8.4 of the Indenture; provided, however, that the entire Class B Note Balance shall be due and payable on the earliest of February 18, 2011 (the “Final Scheduled Payment Date”), (ii) the Redemption Date, if any, pursuant to Section 10.1 of the Indenture and (iii) the date the Notes are accelerated after an Event of Default pursuant to Section 5.2 of the Indenture. Interest on this Note will accrue for each Payment Date from and including the preceding Payment Date (or, in the case of the initial Payment Date, from and including the Closing Date) to but excluding such Payment Date.

[1]	Denominations of $1,000 and integral multiples of $1,000 in excess thereof.
2006-G1 Indenture

A-B-1

Interest will be computed on the basis of a 360-day year of twelve 30-day months. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.
     The principal of and interest on this Note are payable in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.
     Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.
     Unless the certificate of authentication hereon has been executed by the Indenture Trustee the name of which appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.
2006-G1 Indenture

A-B-2

     IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer.
Dated: November ___, 2006

BANC OF AMERICA SECURITIES AUTO TRUST 2006-G1

By:	Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee

By:

Name:

Title:

2006-G1 Indenture

A-B-3

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION
     This is one of the Notes designated above and referred to in the within-mentioned Indenture.
Dated: November ___, 2006

U.S. BANK NATIONAL ASSOCIATION, a national banking association, not in its individual capacity but solely as Indenture Trustee

By:

Authorized Signatory
2006-G1 Indenture

A-B-4

[REVERSE OF NOTE]
     This Note is one of a duly authorized issue of Notes of the Issuer, designated as its 5.34% Class B Auto Loan Asset-Backed Notes (herein called the “B Notes” or the “Notes”), all issued under an Indenture dated as of November 14, 2006 (such Indenture, as supplemented or amended, is herein called the “Indenture”), between the Issuer and U.S. Bank National Association, a national banking association, not in its individual capacity but solely as trustee (the “Indenture Trustee”), which term includes any successor Indenture Trustee under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Noteholders. The Notes are subject to all terms of the Indenture. All terms used in this Note that are not otherwise defined herein and that are defined in the Indenture shall have the meanings assigned to them in Appendix A of the Sale Agreement.
     The Class A Notes are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture. The Class B Notes are subordinated to the Class A Notes, and are secured by the collateral pledged as security therefor on a subordinated basis as provided in the Indenture. The Class C Notes are subordinated to the Class A Notes and the Class B Notes, and are secured by the collateral pledged as security therefor on a subordinated basis as provided for in the Indenture. All covenants and agreements made by the Issuer in the Indenture are for the benefit of the Holders of the Class A Notes, the Class B Notes and the Class C Notes.
     Principal payable on the Notes will be paid on each Payment Date in the amount specified in the Indenture. As described above, that the entire Class B Note Balance shall be due and payable on the earliest of (i) the Final Scheduled Payment Date, (ii) the Redemption Date, if any, pursuant to Section 10.1 of the Indenture and (iii) the date the Notes are accelerated after an Event of Default pursuant to Section 5.2 of the Indenture. All principal payments on the Class B Notes shall be made pro rata to the Class B Noteholders entitled thereto.
     Payments of principal of and interest on this Note due and payable on each Payment Date, Redemption Date or upon acceleration shall be made by check mailed to the Person whose name appears as the Registered Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on the related Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Depository (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) affected by any payments made on any Payment Date or Redemption Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the remaining unpaid principal amount of this Note on a Payment Date or Redemption Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Payment Date or Redemption Date by notice mailed prior
2006-G1 Indenture

A-B-5

to such Payment Date or Redemption Date and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Corporate Trust Office of the Indenture Trustee or at the office of the Indenture Trustee’s agent appointed for such purposes located in The City of New York.
     Each Noteholder or Note Owner, by acceptance of a Note, or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Seller, the Master Servicer, the Receivables Servicer, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Seller, the Master Servicer, the Receivables Servicer, the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any Residual Interestholder or any other owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Seller, the Master Servicer, the Receivables Servicer, the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Seller, the Master Servicer, the Receivables Servicer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Seller, the Master Servicer, the Receivables Servicer, the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.
     It is the intent of the Seller, the Noteholders and the Note Owners that, for purposes of federal and state income tax and any other tax measured in whole or in part by income, the Notes will qualify as indebtedness of the Issuer. The Noteholders, by acceptance of a Note, agree to treat, and to take no action inconsistent with the treatment of, the Notes for such tax purposes as indebtedness of the Issuer.
     Each Noteholder or Note Owner, by acceptance of a Note, or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that, prior to the date which is one year and one day after payment in full of all obligations of each Bankruptcy Remote Party in respect of all securities issued by any Bankruptcy Remote Party (i) such party shall not authorize any Bankruptcy Remote Party to commence a voluntary winding-up or other voluntary case or other Proceeding seeking liquidation, reorganization or other relief with respect to such Bankruptcy Remote Party or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of an administrator, a trustee, receiver, liquidator, custodian or other similar official with respect to such Bankruptcy Remote Party or any substantial part of its property or to consent to any such relief or to the appointment of or taking possession by any such official in any involuntary case or other Proceeding commenced against such Bankruptcy Remote Party, or to make a general assignment for the benefit of, its creditors generally, any party hereto or any other creditor of such Bankruptcy Remote Party, and (ii) none of the parties hereto shall commence or join with any other Person in commencing any Proceeding against such Bankruptcy Remote Party under any bankruptcy, reorganization, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction.
2006-G1 Indenture

A-B-6

     This Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.
     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.
2006-G1 Indenture

A-B-7

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells,

assigns and transfers unto

(name and address of assignee)
the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints                                         , attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:	*	/

Signature Guaranteed:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

*/	NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular without alteration, enlargement or any change whatsoever.
2006-G1 Indenture

A-B-8

CLASS C NOTE

REGISTERED	$ [8]
No. R-	CUSIP NO.
ISIN.
     [UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO
THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]
     THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.
BANC OF AMERICA SECURITIES AUTO TRUST 2006-G1
5.51% CLASS C AUTO LOAN ASSET BACKED NOTE
     Banc of America Securities Auto Trust 2006-G1, a statutory trust organized and existing under the laws of the State of Delaware (including any successor, the “Issuer”), for value received, hereby promises to pay to                     , or registered assigns, the principal sum of                                          DOLLARS ($                                         ), in monthly installments on the 18th of each month, or if such day is not a Business Day, on the immediately succeeding Business Day, commencing on December 18, 2006 (each, a “Payment Date”) until the principal of this Note is paid or made available for payment, and to pay interest due and payable on each Payment Date on the Class C Note Balance as of the preceding Payment Date (after giving effect to all payments of principal made on the preceding Payment Date), or as of the Closing Date in the case of the first Payment Date, at the rate per annum shown above (the “Interest Rate”), in each case as and to the extent set forth in Sections 2.7, 3.1, 5.4(b), 8.2 and 8.4 of the Indenture; provided, however, that the entire Class C Note Balance shall be due and payable on the earliest of February 19, 2013 (the “Final Scheduled Payment Date”), (ii) the Redemption Date, if any, pursuant to Section 10.1 of the Indenture and (iii) the date the Notes are accelerated after an Event of Default pursuant to Section 5.2 of the Indenture. Interest on this Note will accrue for each Payment Date from and including the preceding Payment Date (or, in the case of the initial Payment Date, from and including the Closing Date) to but excluding such Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.
     The principal of and interest on this Note are payable in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.
     Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

[8]	Denominations of $1,000 and integral multiples of $1,000 in excess thereof.

A-C-1

     Unless the certificate of authentication hereon has been executed by the Indenture Trustee the name of which appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

A-C-2

     IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer.
Dated: November ___, 2006

BANC OF AMERICA SECURITIES AUTO TRUST 2006-G1

By:	Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee

By:

Name:

Title:

A-C-3

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION
     This is one of the Notes designated above and referred to in the within-mentioned Indenture.
Dated: November ___, 2006

U.S. BANK NATIONAL ASSOCIATION, a national banking association, not in its individual capacity but solely as Indenture Trustee

By:

Authorized Signatory

A-C-4

[REVERSE OF NOTE]
     This Note is one of a duly authorized issue of Notes of the Issuer, designated as its 5.51% Class C Auto Loan Asset-Backed Notes (herein called the “C Notes” or the “Notes”), all issued under an Indenture dated as of November 14, 2006 (such Indenture, as supplemented or amended, is herein called the “Indenture”), between the Issuer and U.S. Bank National Association, a national banking association, not in its individual capacity but solely as trustee (the “Indenture Trustee”), which term includes any successor Indenture Trustee under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Noteholders. The Notes are subject to all terms of the Indenture. All terms used in this Note that are not otherwise defined herein and that are defined in the Indenture shall have the meanings assigned to them in Appendix A of the Sale Agreement.
     The Class A Notes are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture. The Class B Notes are subordinated to the Class A Notes, and are secured by the collateral pledged as security therefor on a subordinated basis as provided in the Indenture. The Class C Notes are subordinated to the Class A Notes and the Class B Notes, and are secured by the collateral pledged as security therefor on a subordinated basis as provided for in the Indenture. All covenants and agreements made by the Issuer in the Indenture are for the benefit of the Holders of the Class A Notes, the Class B Notes and the Class C Notes.
     Principal payable on the Notes will be paid on each Payment Date in the amount specified in the Indenture. As described above, that the entire Class C Note Balance shall be due and payable on the earliest of (i) the Final Scheduled Payment Date, (ii) the Redemption Date, if any, pursuant to Section 10.1 of the Indenture and (iii) the date the Notes are accelerated after an Event of Default pursuant to Section 5.2 of the Indenture. All principal payments on the Class C Notes shall be made pro rata to the Class C Noteholders entitled thereto.
     Payments of principal of and interest on this Note due and payable on each Payment Date, Redemption Date or upon acceleration shall be made by check mailed to the Person whose name appears as the Registered Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on the related Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Depository (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) affected by any payments made on any Payment Date or Redemption Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the remaining unpaid principal amount of this Note on a Payment Date or Redemption Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Payment Date or Redemption Date by notice mailed prior

A-C-5

to such Payment Date or Redemption Date and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Corporate Trust Office of the Indenture Trustee or at the office of the Indenture Trustee’s agent appointed for such purposes located in The City of New York.
     Each Noteholder or Note Owner, by acceptance of a Note, or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Seller, the Master Servicer, the Receivables Servicer, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Seller, the Master Servicer, the Receivables Servicer, the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any Residual Interestholder or any other owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Seller, the Master Servicer, the Receivables Servicer, the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Seller, the Master Servicer, the Receivables Servicer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Seller, the Master Servicer, the Receivables Servicer, the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.
     It is the intent of the Seller, the Noteholders and the Note Owners that, for purposes of federal and state income tax and any other tax measured in whole or in part by income, the Notes will qualify as indebtedness of the Issuer. The Noteholders, by acceptance of a Note, agree to treat, and to take no action inconsistent with the treatment of, the Notes for such tax purposes as indebtedness of the Issuer.
     Each Noteholder or Note Owner, by acceptance of a Note, or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that, prior to the date which is one year and one day after payment in full of all obligations of each Bankruptcy Remote Party in respect of all securities issued by any Bankruptcy Remote Party (i) such party shall not authorize any Bankruptcy Remote Party to commence a voluntary winding-up or other voluntary case or other Proceeding seeking liquidation, reorganization or other relief with respect to such Bankruptcy Remote Party or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of an administrator, a trustee, receiver, liquidator, custodian or other similar official with respect to such Bankruptcy Remote Party or any substantial part of its property or to consent to any such relief or to the appointment of or taking possession by any such official in any involuntary case or other Proceeding commenced against such Bankruptcy Remote Party, or to make a general assignment for the benefit of, its creditors generally, any party hereto or any other creditor of such Bankruptcy Remote Party, and (ii) none of the parties hereto shall commence or join with any other Person in commencing any Proceeding against such Bankruptcy Remote Party under any bankruptcy, reorganization, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction.

A-C-6

     This Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.
     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

A-C-7

ASSIGNMENT
ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells,

assigns and transfers unto

(name and address of assignee)
the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints                                         , attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:	*	/

Signature Guaranteed:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

*/	NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular without alteration, enlargement or any change whatsoever.

A-C-8

EXHIBIT B
Form of Seller Certification
BANC OF AMERICA SECURITIES AUTO TRUST 2006-G1
I, [identify the certifying individual] , certify that:
1.	I have reviewed the annual report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of Banc of America Securities Auto Trust 2006-G1 (the “Exchange Act periodic reports”);
2.	Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
3.	Based on my knowledge, all the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;
4.	I am responsible for reviewing the activities performed by the servicers and based on my knowledge and the compliance review conducted in preparing the servicer compliance statement required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and
5.	All the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in the report on Form 10-K.
In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: [      ].
Date:

By:

Name:
Title:

B-1

EXHIBIT C
Form of Indenture Trustee Certification
BANC OF AMERICA SECURITIES AUTO TRUST 2006-G1
     Reference is made to the Indenture (the “Indenture”), dated as of November 14, 2006, between Banc of America Securities Auto Trust 2006-G1 (the “Issuer”) and U.S. Bank National Association, (the “Indenture Trustee”). Capitalized terms used herein have the meanings set forth in Appendix A to the Sale Agreement. The Indenture Trustee hereby certifies to BAS Securitization LLC (the “Seller”), and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:
     1. The Indenture Trustee has reviewed the annual report on Form 10-K for the fiscal year [ ], and all reports on Form 10-D containing distribution reports filed in respect of periods included in the year covered by that annual report, relating to the above-referenced trust (the “Reports”);
     2. Based on my knowledge, the information in the Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading.
     In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: GMAC LLC, as Receivables Servicer, and Bank of America, National Association, as Master Servicer.
Date:

U.S. BANK NATIONAL ASSOCIATION, as Indenture Trustee

By:

Name:
Title:

C-1

EXHIBIT D
RELEVANT SERVICING CRITERIA
The assessment of compliance to be delivered by Receivables Servicer, the Master Servicer and the Indenture Trustee shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria” with respect to such party:
Where there are multiple checks for criteria the attesting party will identify in their management assertion that they are attesting only to the portion of the distribution chain they are responsible for in the related transaction agreements.

		Receivables	Master	Indenture
Regulation AB		Servicer	Servicer	Trustee
Reference	Servicing Criteria	(GMAC)	(BANA)	(US Bank)
I. General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X	X	X

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X	X	X

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the Pool Assets are maintained.	N/A	N/A	N/A

1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.	N/A	N/A	N/A

II. Cash Collection and Administration

1122(d)(2)(i)	Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.	X		X

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X		X

1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.	N/A	N/A	N/A

1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of over collateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.			X

1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.			X

		Receivables	Master	Indenture
Regulation AB		Servicer	Servicer	Trustee
Reference	Servicing Criteria	(GMAC)	(BANA)	(US Bank)
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X		N/A

1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.			X

III. Investor Remittances and Reporting

1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid amount financed and number of Pool Assets serviced by the Servicer.			X

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.			X

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.			X

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.			X

IV. Pool Asset Administration

1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.	X

1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements	X

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X

		Receivables	Master	Indenture
Regulation AB		Servicer	Servicer	Trustee
Reference	Servicing Criteria	(GMAC)	(BANA)	(US Bank)
1122(d)(4)(iv)	Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.	X

1122(d)(4)(v)	The Servicer’s records regarding the pool assets agree with the Servicer’s records with respect to an obligor’s unpaid amount financed.	X

1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.	X

1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.	X

1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).	X

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	N/A	N/A	N/A

1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.	X

1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.	X

		Receivables	Master	Indenture
Regulation AB		Servicer	Servicer	Trustee
Reference	Servicing Criteria	(GMAC)	(BANA)	(US Bank)
1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.	X

1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.	X

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	N/A	N/A	N/A

EXHIBIT E-1
ADDITIONAL FORM 10-D INFORMATION

Item on Form 10-D	Party Responsible
Item 1: Distribution and Pool Performance Information

Information included in the Indenture Trustee’s Certificate Any information required by 1121 which is NOT included on the Indenture Trustee’s Certificate	Master Servicer Indenture Trustee Seller

Item 2: Legal Proceedings

Any legal proceeding pending against the following entities or their respective property, that is material to noteholders, including any proceeding known to be contemplated by governmental authorities:

• Issuer	Indenture Trustee[1] Master Servicer[2] Owner Trustee[3]

• Sponsor (BANA)	BANA

• Seller	Seller

• Indenture Trustee	Indenture Trustee

• Owner Trustee	Owner Trustee

• Master Servicer	Master Servicer

• Receivables Servicer	Master Servicer

• 1110(b) Originator	Seller

• Any 1108(a)(3) Servicer (other than the Master Servicer, the Receivables Servicer or the Indenture Trustee)	Master Servicer

• Any other party contemplated by 1100(d)(1)	Seller

Item 3: Sale of Securities and Use of Proceeds
Information from Item 2(a) of Part II of Form 10-Q:	Seller

With respect to any sale of securities by the sponsor, seller or issuer, that are backed by the same asset pool or are otherwise issued by the issuer, whether or not registered, provide the sales and use of proceeds information in Item 701 of Regulation S-K. Pricing Information can be omitted if securities were not registered. If information has been previously included in a Current Report of Form 8-K, it need not be furnished.

Item 4: Defaults Upon Senior Securities
Information from Item 3 of Part II of Form 10-Q:	Indenture Trustee

[1]	To the extent a Responsible Officer of the Indenture Trustee has actual knowledge of such proceeding.

[2]	To the extent a Responsible Officer of the Master Servicer has actual knowledge of such proceeding.

[3]	To the extent a Responsible Officer of the Owner Trustee has actual knowledge of such proceeding.

E-1-1

Item on Form 10-D	Party Responsible
Report the occurrence of any Event of Default (after expiration of any grace period and provision of any required notice)

Item 5: Submission of Matters to a Vote of Security Holders
Information from Item 4 of Part II of Form 10-Q	Indenture Trustee

Item 6: Significant Obligors of Pool Assets
Item 1112(b) — Significant Obligor Financial Information*	N/A

*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.

Item 7: Significant Enhancement Provider Information
Item 1114(b)(2) — Credit Enhancement Provider Financial Information*	N/A

• Determining applicable disclosure threshold

• Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference

Item 1115(b) — Derivative Counterparty Financial Information*

• Determining current maximum probable exposure

• Determining current significance percentage

• Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference

*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.

Item 8: Other Information

Disclose any information required to be reported on Form 8-K during the period covered by the Form 10-D but not reported.	Any party responsible for the applicable Form 8-K Disclosure item

Item 9: Exhibits

Indenture Trustee’s Certificate to Noteholders	Indenture Trustee

Exhibits required by Item 601 of Regulation S-K	Seller, unless previously filed under Current Report on Form 8-K

E-1-2

EXHIBIT E-2
ADDITIONAL FORM 10-K INFORMATION

Item on Form 10-K	Party Responsible
Item 1B: Unresolved Staff Comments	Seller

Item 9B: Other Information	Any party responsible for disclosure items on Form 8-K

Disclose any information required to be reported on Form 8-K during the fourth quarter covered by the Form 10-K but not reported

Item 15: Exhibits, Financial Statement Schedules	Any party responsible for preparation of Exhibits on Form 10-K

Reg AB Item 1112(b): Significant Obligors of Pool Assets

Significant Obligor Financial Information*	N/A

*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.

Reg AB Item 1114(b)(2): Credit Enhancement Provider Financial Information*	N/A

• Determining applicable disclosure threshold

• Requesting required financial information (including any required accountants* consent to the use thereof) or effecting incorporation by reference

*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.

Reg AB Item 1115(b): Derivative Counterparty Financial Information*	N/A

• Determining current maximum probable exposure

• Determining current significance percentage

• Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference

*The information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.

Reg AB Item 1117: Legal Proceedings

Any legal proceeding pending against the following entities or their respective property, that is material to noteholders, including any proceeding known to be contemplated by governmental authorities.

E-2-1

Item on Form 10-K	Party Responsible
• Issuer	Indenture Trustee[1] Owner Trustee[2] Master Servicer[3]

• Sponsor (BANA)	BANA

• Seller	Seller

• Indenture Trustee	Indenture Trustee

• Owner Trustee	Owner Trustee

• Master Servicer	Master Servicer

• Receivables Servicer	Master Servicer

• 1110(b) Originator	Seller

• Any 1108(a)(3) Servicer (other than the Servicer or Indenture Trustee)	Master Servicer

• Any other party contemplated by 1100(d)(1)	Seller

Reg AB Item 1119: Affiliations and Relationships	Seller as to (a) with respect to the Seller and the Sponsor

Whether (a) the Sponsor (BANA), Seller or Issuer is an affiliate of the following parties, and (b) to the extent known and material, any of the following parties are affiliated with one another:	The Master Servicer as to whether the Issuer is an affiliate of the Master Servicer, the Receivables Servicer or any other 1108(a)(3) servicer; the Indenture Trustee as to whether the Issuer is an affiliate of the Indenture Trustee; the Owner Trustee as to whether the Issuer is an affiliate of the Owner Trustee; the Seller as to whether the Issuer is an affiliate of any 1110 Originator or any other 1101(d)(1) material party

• Master Servicer	Master Servicer

• Receivables Servicer	Master Servicer

• Indenture Trustee	Indenture Trustee

• Owner Trustee	Owner Trustee

• Any other 1108(a)(3) servicer	Master Servicer

• Any 1110 Originator	Seller

• Any 1112(b) Significant Obligor	N/A

• Any 1114 Credit Enhancement Provider	N/A

• Any 1115 Derivate Counterparty Provider	N/A

• Any Other 1101(d)(1) material party	Seller

Whether there are any “outside the ordinary course business arrangements” other than would be obtained in an arm’s length	Seller as to (a) with respect to the Seller and the Sponsor

[1]	To the extent a Responsible Officer of the Indenture Trustee has actual knowledge.

[2]	To the extent a Responsible Officer of the Owner Trustee has actual knowledge of such proceeding.

[3]	To the extent a Responsible Officer of the Master Servicer has actual knowledge of such proceeding.

E-2-2

Item on Form 10-K	Party Responsible
transaction between (a) the Sponsor (BANA), Seller or Issuer on the one hand, and (b) any of the following parties (or their affiliates) on the other hand, that exist currently or within the past two years and that are material to a Noteholder’s understanding of the Certificates:
The Master Servicer as to whether there are any such arrangements between the Issuer and the Master Servicer, the Receivables Servicer or any other 1108(a)(3) servicer; the Indenture Trustee as to whether there are any such arrangements between the Issuer and the Indenture Trustee; the Owner Trustee as to whether there are any such arrangements between the Issuer and the Owner Trustee; the Seller as to whether there are any such arrangements between the Issuer and any 1110 Originator

• Master Servicer	Master Servicer

• Receivables Servicer	Master Servicer

• Indenture Trustee	Indenture Trustee

• Owner Trustee	Owner Trustee

• Any other 1108(a)(3) servicer	Master Servicer

• Any 1110 Originator	Seller

• Any 1112(b) Significant Obligor	N/A

• Any 1114 Credit Enhancement Provider	N/A

• Any 1115 Derivate Counterparty Provider	N/A

• Any other 1101(d)(1) material party	Seller

Whether there are any specific relationships involving the transaction or the pool assets between (a) the Sponsor (BANA), Seller or Issuer on the one hand, and (b) any of the following parties (or their affiliates) on the other hand, that exist currently or within the past two years and that are material:
Seller as to (a) with respect to the Seller and the Sponsor

The Master Servicer as to whether there are any such relationships between the Issuer and the Master Servicer, the Receivables Servicer or any other 1108(a)(3) servicer; the Indenture Trustee as to whether there are any such relationships between the Issuer and the Indenture Trustee; the Owner Trustee as to whether there are any such relationships between the Issuer and the Owner Trustee; the Seller as to whether there are any such relationships between the Issuer and any 1110 Originator or any other 1101(d)(1) material party

• Master Servicer	Master Servicer

• Receivables Servicer	Master Servicer

• Indenture Trustee	Indenture Trustee

E-2-3

Item on Form 10-K	Party Responsible
• Owner Trustee	Owner Trustee

• Any other 1108(a)(3) servicer	Master Servicer

• Any 1110 Originator	Seller

• Any 1112(b) Significant Obligor	N/A

• Any 1114 Credit Enhancement Provider	N/A

• Any 1115 Derivate Counterparty Provider	N/A

• Any other 1101(d)(1) material party	Seller

E-2-4

EXHIBIT E-3
FORM 8-K INFORMATION

Item on Form 8-K	Party Responsible
Item 1.01 — Entry into a Material Definitive Agreement	All parties (to the extent a party to the applicable agreement)

Disclosure is required regarding entry into or amendment of any definitive agreement that is material to the securitization, even if seller is not a party.

Examples: servicing agreement, custodial agreement

Note: disclosure not required as to definitive agreements that are fully disclosed in the prospectus

Item 1.02 — Termination of a Material Definitive Agreement	All parties (to the extent a party to the applicable agreement)

Disclosure is required regarding termination of any definitive agreement that is material to the securitization (other than expiration in accordance with its terms), even if seller is not a party. Examples: servicing agreement, custodial agreement.

Item 1.03 — Bankruptcy or Receivership

Disclosure is required regarding the bankruptcy or receivership, with respect to any of the following:

• Sponsor (BANA)	Seller

• Seller	Seller

• Master Servicer	Master Servicer

• Receivables Servicer	Master Servicer

• Affiliated Servicer	Master Servicer

• Other servicer servicing 20% or more of the pool assets at the time of the report	Master Servicer

• Other material servicers	Master Servicer

• Indenture Trustee	Indenture Trustee

• Owner Trustee	Owner Trustee

• Significant Obligor	N/A

• Credit Enhancer (10% or more)	N/A

• Derivative Counterparty	N/A

Item 2.04 — Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement	Seller Master Servicer Indenture Trustee

E-3-1

FORM 8-K INFORMATION

Item on Form 8-K	Party Responsible
Includes an early amortization, performance trigger or other event, including event of default, that would materially alter the payment priority/distribution of cash flows/amortization schedule.

Disclosure will be made of events other than waterfall triggers which are disclosed in the monthly statements to the noteholders.

Item 3.03 — Material Modification to Rights of Security Holders

Disclosure is required of any material modifications to documents defining the rights of noteholders, including the Receivables Servicing Agreement and the Master Servicing Agreement.	Indenture Trustee (if a party to such document) Master Servicer

Item 5.03 — Amendments of Articles of Incorporation or Bylaws; Change of Fiscal Year

Disclosure is required of any amendment to the governing documents of the Issuer.	Owner Trustee Seller

Item 6.01 — ABS Informational and Computational Material	Seller

Item 6.02 — Change of Servicer or Indenture Trustee	Indenture Trustee (as to a new Indenture Trustee or Master Servicer) Master Servicer

Requires disclosure of any removal, replacement, substitution or addition of any master servicer, affiliated servicer, other servicer servicing 10% or more of pool assets at time of report, other material servicers or trustee.
Indenture Trustee (as to a new Indenture Trustee or Master Servicer) Master Servicer

Reg AB disclosure about any new servicer or master servicer is also required.	Indenture Trustee Master Servicer

Reg AB disclosure about any new Trustee is also required.	Master Servicer or successor trustee

Item 6.03 — Change in Credit Enhancement or External Support	N/A

Covers termination of any enhancement in manner other than by its terms, the addition of an enhancement, or a material change in the enhancement provided. Applies to external credit enhancements as well as derivatives.

Reg AB disclosure about any new enhancement provider is also required.	N/A

Item 6.04 — Failure to Make a Required Distribution	Indenture Trustee

Item 6.05 — Securities Act Updating Disclosure	Seller

If any material pool characteristic differs by 5% or more at the time of issuance of the securities from the description in the final prospectus, provide updated Reg AB disclosure about the actual asset pool.

E-3-2

FORM 8-K INFORMATION

Item on Form 8-K	Party Responsible
If there are any new servicers or originators required to be disclosed under Regulation AB as a result of the foregoing, provide the information called for in Items 1108 and 1110 respectively.	Seller

Item 7.01 — Reg FD Disclosure	Seller

Item 8.01 — Other Events

Any event, with respect to which information is not otherwise called for in Form 8-K, that the registrant deems of importance to noteholders.	Seller

Item 9.01 — Financial Statements and Exhibits	Any party responsible for preparation of Exhibits on Form 10-K

E-3-3

EXHIBIT F
FORM OF ADDITIONAL DISCLOSURE NOTIFICATION
**SEND TO U.S. BANK NATIONAL ASSOCIATION VIA FAX TO (312) 325-8905 AND VIA EMAIL TO melissa.rosal@usbank.com AND VIA OVERNIGHT MAIL TO THE ADDRESS IMMEDIATELY BELOW. SEND TO THE SELLER AT THE ADDRESS BELOW**
U.S. Bank National Association, as Indenture Trustee
209 S. LaSalle Street
Suite 300
Chicago, IL 60604
Fax: (312) 325-8905
E-mail: melissa.rosal@usbank.com
BAS Securitization LLC
Hearst Tower
214 North Tryon Street
NC1-027-21-04
Charlotte, NC 28255
Attention: William A. Glenn
Attn: Corporate Trust Department- BASAT 2006-G1
RE: **Additional Form                      Disclosure**Required
Ladies and Gentlemen:
     In accordance with Section 7.5 of the Indenture, dated as of November 14, 2006, among Banc of America Securities Auto Trust 2006-G1, as Issuer, and U.S. Bank as Indenture Trustee, the undersigned, as                     , hereby notifies you that certain events have come to our attention that [will] [may] need to be disclosed on Form                     .
     Description of Additional Form                      Disclosure:
     List of any attachments hereto to be included in the Additional Form                      Disclosure:
     Any inquiries related to this notification should be directed to                     , phone number:                     ; email address:                     .
2006-G1 Indenture

F-1

[NAME OF PARTY]
as [role]

By:
Name:
Title:
2006-G1 Indenture

F-2

SCHEDULE 1
PERFECTION REPRESENTATIONS, WARRANTIES AND COVENANTS
     In addition to the representations, warranties and covenants contained in the Indenture, the Issuer hereby represents, warrants, and covenants to the Indenture Trustee as follows on the Closing Date:
General
1.	This Indenture creates a valid and continuing security interest (as defined in the applicable UCC) in the Receivables and the other Collateral in favor of the Indenture Trustee, which security interest is prior to all other Liens, and is enforceable as such as against creditors of and purchasers from the Issuer.
2.	The Receivables constitute “chattel paper” (including “electronic chattel paper” or “tangible chattel paper”), “accounts,” “instruments” or “general intangibles” within the meaning of the UCC.
3.	Each Receivable is secured by a first priority validly perfected security interest in the related Financed Vehicle in favor of the Originator, as secured party, or all necessary actions with respect to such Receivable have been taken or will be taken to perfect a first priority security interest in the related Financed Vehicle in favor of the Originator, as secured party.
4.	Each Trust Account constitutes either a “deposit account” or a “securities account” within the meaning of the UCC.
Creation
5.	Immediately prior to the sale, transfer, assignment and conveyance of a Receivable by the Seller to the Issuer, the Seller owned and had good and marketable title to such Receivable free and clear of any Lien and immediately after the sale, transfer, assignment and conveyance of such Receivable to the Issuer, the Issuer will have good and marketable title to such Receivable free and clear of any Lien.
Perfection
6.	The Issuer has caused or will have caused, within ten days after the effective date of this Indenture, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Receivables Granted to the Indenture Trustee hereunder; and the Master Servicer or the Receivables Servicer has in its possession the original copies of such instruments or tangible chattel paper that constitute or evidence the Receivables, and all financing statements referred to in this paragraph contain a statement that: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Secured Party/Purchaser”.
2006-G1 Indenture

Sch I-1

7.	With respect to Receivables that constitute instruments or tangible chattel paper, either:

(i)	All original executed copies of each such instrument or tangible chattel paper have been delivered to the Indenture Trustee; or

(ii)	Such instruments or tangible chattel paper are in the possession of the Master Servicer or the Receivables Servicer and the Indenture Trustee has received a written acknowledgment from the Master Servicer or the Receivables Servicer that such Person is holding such instruments or tangible chattel paper solely on behalf and for the benefit of the Indenture Trustee; or

(iii)	The Master Servicer or the Receivables Servicer received possession of such instruments or tangible chattel paper after the Indenture Trustee received a written acknowledgment from the Master Servicer or the Receivables Servicer that such Person is acting solely as agent of the Indenture Trustee.

8.	With respect to the Trust Accounts that constitutes deposit accounts, either:

(i)	the Issuer has delivered to the Indenture Trustee a fully executed agreement pursuant to which the bank maintaining the deposit accounts has agreed to comply with all instructions originated by the Indenture Trustee directing disposition of the funds in such Trust Accounts without further consent by the Issuer; or

(ii)	the Issuer has taken all steps necessary to cause the Indenture Trustee to become the account holder of such Trust Accounts.

9.	With respect to the Trust Accounts that constitute securities accounts or securities entitlements, either:

(i)	the Issuer has delivered to the Indenture Trustee a fully executed agreement pursuant to which the securities intermediary has agreed to comply with all instructions originated by the Indenture Trustee relating to such Trust Accounts without further consent by the Issuer; or

(ii)	the Issuer has taken all steps necessary to cause the securities intermediary to identify in its records the Indenture Trustee as the person having a security entitlement against the securities intermediary in each of such Trust Accounts.
Priority
10.	The Issuer has not authorized the filing of, or is not aware of, any financing statements against the Issuer that include a description of collateral covering the Receivables other than any financing statement (i) relating to the conveyance of the Receivables by BANA to the Seller under the Purchase Agreement, (ii) relating to the conveyance of the Receivables by the Seller to the Issuer under the Sale Agreement, (iii) relating to the security interest Granted to the Indenture Trustee hereunder or (iv) that has been terminated.
2006-G1 Indenture

Sch I-2

11.	The Issuer is not aware of any material judgment, ERISA or tax lien filings against the Issuer.
12.	Neither the Issuer nor a custodian holding any Receivable that is electronic chattel paper has communicated an authoritative copy of any loan agreement that constitutes or evidences such Receivable to any Person other than the Master Servicer or the Receivables Servicer.
13.	None of the instruments, tangible chattel paper or electronic chattel paper that constitute or evidence the Receivables has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Issuer or the Indenture Trustee.
14.	No Trust Account that constitutes a securities account or securities entitlement is in the name of any person other than the Issuer or the Indenture Trustee. The Issuer has not consented to the securities intermediary of any such Trust Account to comply with entitlement orders of any person other than the Indenture Trustee.
15.	No Trust Account that constitutes a deposit account is in the name of any person other than the Issuer or the Secured Party. The Issuer has not consented to the bank maintaining such Trust Account to comply with instructions of any person other than the Indenture Trustee.
Survival of Perfection Representations
16.	Notwithstanding any other provision of this Indenture or any other Transaction Document, the perfection representations, warranties and covenants contained in this Schedule I shall be continuing, and remain in full force and effect until such time as all obligations under this Indenture have been finally and fully paid and performed.
No Waiver
17.	The Issuer shall provide the Rating Agencies with prompt written notice of any breach of the perfection representations, warranties and covenants contained in this Schedule I, and shall not, without satisfying the Rating Agency Condition, waive a breach of any of such perfection representations, warranties or covenants.
Issuer to Maintain Perfection and Priority
18.	The Issuer covenants that, in order to evidence the interests of the Indenture Trustee under this Indenture, the Issuer shall take such action, or execute and deliver such instruments as may be necessary or advisable (including, without limitation, such actions as are requested by the Indenture Trustee) to maintain and perfect, as a first priority interest, the Indenture Trustee’s security interest in the Receivables. The Issuer shall, from time to time and within the time limits established by law, prepare and file, all financing statements, amendments, continuations, initial financing statements in lieu of a continuation statement, terminations, partial terminations, releases or partial releases, or
2006-G1 Indenture

Sch I-3

any other filings necessary or advisable to continue, maintain and perfect the Indenture Trustee’s security interest in the Receivables as a first-priority interest (each a “Filing”).
2006-G1 Indenture

Sch I-4